UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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AMERICAN COASTAL INSURANCE CORPORATION
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AMERICAN COASTAL INSURANCE CORPORATION
800 2nd Avenue S.
St. Petersburg, FL 33701

April 2, 2024

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of American Coastal Insurance Corporation ("ACIC", the "Company", "us", "our", and "we"), which will be held online at www.virtualshareholdermeeting.com/ACIC2024 at 1:00 p.m. Eastern Time on Tuesday, May 14, 2024 via live audio webcast. The meeting will only be conducted via a live webcast. Even though our meeting is being held virtually, stockholders will still have the ability to participate in, hear and ask questions during our meeting.

Important information about the matters to be acted upon at the meeting is included in the accompanying notice and proxy statement. Our 2023 annual report, which we are making available to you along with the proxy statement, contains information about us and our performance.

Kind regards,

/s/ R. Daniel Peed
R. Daniel Peed
Chief Executive Officer and Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2024

WE HEREBY GIVE NOTICE that the 2024 Annual Meeting of Stockholders ("Annual Meeting") of American Coastal Insurance Corporation will be held online at www.virtualshareholdermeeting.com/ACIC2024 at 1:00 p.m., Eastern Time, on Tuesday, May 14, 2024, via live audio webcast, for the following purposes:

1.To elect Alec L. Poitevint, II, Kern M. Davis, M.D., William H. Hood, III, Sherrill W. Hudson, and Patrick F. Maroney to serve as Class B directors of our Board of Directors until our 2026 annual meeting of stockholders;

2.To approve the American Coastal Insurance Corporation Amended and Restated 2020 Omnibus Incentive plan;

3.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

4.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Our Board of Directors ("Board") recommends that our stockholders vote FOR the election of each of the Class B director nominees named above, FOR the adoption of the American Coastal Insurance Corporation Amended and Restated 2020 Omnibus Incentive Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Holders of shares of our common stock at the close of business on March 18, 2024 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement that may take place. A list of stockholders entitled to vote at the meeting will be made available for the examination of any stockholder for any purpose germane to the meeting for ten days prior to the Annual Meeting by email request to InvestorRelations@amcoastal.com.

We cordially invite you to electronically attend the Annual Meeting. This year's virtual meeting will be held via live webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit questions during the meeting from any remote location that has Internet connectivity by visiting www.virtualshareholdermeeting.com/ACIC2024.

Your vote is extremely important. We appreciate your taking the time to vote promptly. After reading the accompanying proxy statement, please vote at your earliest convenience by Internet or by mailing your completed proxy card. Instructions regarding the voting methods are described in the accompanying proxy statement.

Dated:	April 2, 2024	By order of the Board,
/s/ Brooke Adler
Corporate Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2024.
To access our Proxy Statement for the 2024 Annual Meeting of
Stockholders and our 2023 Annual Report, please visit
http://www.proxyvote.com

AMERICAN COASTAL INSURANCE CORPORATION
PROXY STATEMENT FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

CONCERNING THE ANNUAL MEETING AND VOTING

You are invited to attend ACIC's Annual Meeting. This proxy statement ("Proxy Statement") contains information about the Annual Meeting, including meeting logistics, matters up for vote, how to vote and answers to other frequently asked questions. The Notice of Annual Meeting of Stockholders is first being mailed to stockholders on or about April 3, 2024. The Notice provides stockholders with instructions on how to access the proxy materials online or request a paper or email copy, the proposals to be voted on at the Annual Meeting of Stockholders and instructions on how to vote.

MEETING INFORMATION	AGENDA
DATE	Elect the 5 Class B director nominees named in this Proxy Statement
May 14, 2024
Your Board recommends a vote FOR each Class B director nominee

TIME	read more on page 6
1:00 p.m. Eastern Time
Approve the American Coastal Insurance Corporation Amended and Restated 2020 Omnibus Incentive Plan

LOCATION	Your Board recommends a vote FOR this proposal
Virtually via live webcast at	read more on page 15
www.virtualshareholdermeeting.com/ACIC2024
Ratify the appointment of Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm for fiscal 2024
ATTENDING THE WEBCAST
To attend our virtual Annual Meeting and vote during the live webcast, please follow the instructions described in this Proxy Statement in the section entitled Attendance.	Your Board and Audit Committee recommend a vote FOR this proposal read more on page 16

CONTACTING THE COMPANY
Unless otherwise noted in the Proxy Statement, requests for documents and/or information, submissions of proposals or nominations, proxy revocations or other official communications should be submitted in writing to the following address:	American Coastal Insurance Corporation 800 2nd Avenue S. St. Petersburg, Florida 33701 Attention: Corporate Secretary

VIRTUAL ANNUAL MEETING FAQs
May stockholders ask questions at the virtual Annual Meeting?
Yes. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer all questions submitted during the meeting that are pertinent to the Company and meeting matters, in accordance with the Annual Meeting's Rules of Conduct, as time permits.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?
Beginning 15 minutes prior to the start of and during the meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting.
VOTING FAQs
Who is soliciting my proxy?
Our Board is soliciting the proxy accompanying this Proxy Statement. We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card and any additional information we furnish to our stockholders. We may solicit proxies through the mail, or our directors, executive officers and other employees may solicit proxies in person or by telephone. We will not pay any additional compensation to our directors, executive officers or other employees for their services with regard to proxy solicitation. We will also request brokers, banks and other holders of record to forward proxy materials, at our expense, to the beneficial owners of our shares.
Who can vote?
Our Board has fixed the record date for the determination of stockholders entitled to notice of, and to vote at, our Annual Meeting as the close of business on March 18, 2024 (the "Record Date"). As of the Record Date, there were 47,799,465 shares of our common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote on each of the matters to be voted on at the Annual Meeting.
How do I vote?
If you are a stockholder of record, you may vote as follows:
•By Internet: You may vote via the Internet, by following the instructions on your proxy card. The proxyholders appointed by the Board will vote your shares in accordance with your instructions.
•By mail: You may vote by mail by marking, dating and signing your proxy card and returning it in the pre-paid envelope provided. The proxyholders appointed by the Board will vote your shares in accordance with your instructions.
•By phone: Use any touch-tone telephone to transmit your voting instructions, by following the instruction on your proxy card. The proxyholders appointed by the Board will vote your shares in accordance with your instructions.
If you hold your shares beneficially in “street name,” through a broker, bank or other nominee, you may vote by following the instructions provided with the proxy materials.
Can I revoke my proxy?
If you are a stockholder of record, you may revoke your proxy at any time before the vote at our Annual Meeting by submitting written notice as described above under Contacting the Company, by delivering a proxy bearing a later date prior to the Annual Meeting or by attending the Annual Meeting and voting via the live webcast. If you hold your shares in street name, you must follow the instructions provided by your broker, bank or other nominee to revoke your proxy.
How many votes must be present to hold the Annual Meeting?
The presence of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, present via live webcast or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for the purpose of determining whether a quorum is present. A “broker non-vote” occurs when a broker, bank or other nominee, holding shares for a beneficial owner, does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If their clients do not provide voting instructions, brokers may not vote on behalf of their clients with respect to: (i) the election of directors (Proposal One) and (ii) the approval of the Amended and Restated 2020 Omnibus Incentive Plan (Proposal Two). Brokers have discretionary voting power with respect to the ratification of the appointment of Deloitte as our independent registered accounting firm for the fiscal year ending December 31, 2024 (Proposal Three).
What is the required vote for each proposal?
Proposal One (Election of Directors): The nominees for Class B directors named in this Proxy Statement will be elected by a majority of the votes cast with respect to such director nominee's election. In 2019, the Company amended and restated its bylaws (the "ByLaws") to, among other things, provide for the election of directors by a majority of the votes cast, except in the case of contested elections. A "majority of votes cast" means that the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that director nominee's election. Abstentions will not affect the outcome of the vote on Proposal One. Your broker is not permitted to vote your shares on this matter if no instructions are received from you, and broker non-votes will have no effect on the outcome of Proposal One.
Proposal Two (Approval of the Amended and Restated 2020 Omnibus Incentive Plan): Our Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that the holders of a majority of common stock present at the Annual Meeting or represented by proxy, and entitled to vote at the Annual Meeting, may ratify any act submitted to the stockholders for ratification. Accordingly, the Amended and Restated 2020 Omnibus Incentive Plan will be approved if the number of "for" votes cast on Proposal Two exceeds the number of "against" and "abstain" votes. Abstentions will be included in the calculation of the number of shares represented and entitled to vote at the Annual Meeting and will therefore count as votes against Proposal Two. Your broker is not permitted to vote your shares on this matter if no instructions are received from you, and broker non-votes will have no effect on the outcome of Proposal Two.
Proposal Three (Ratification of the Appointment of our Independent Registered Public Accounting Firm): The appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024 will be ratified if approved by the holders of a majority of common stock present via at the Annual Meeting or represented by proxy, and entitled to vote at the Annual Meeting. Accordingly, Proposal Three will be approved if the number of “for” votes cast on Proposal Three exceeds the number of “against” and “abstain” votes. Abstentions will be included in the calculation of the number of shares represented and entitled to vote at the Annual Meeting and will therefore count as votes against the ratification of the appointment of Deloitte. Brokers will have discretionary authority to vote on Proposal Three.
Even if stockholders ratify the appointment of Deloitte, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interest and, thus, in our stockholders’ best interest.
What is the Board’s voting recommendation?
The Board recommends a vote FOR the election of each of the Class B director nominees named in this Proxy Statement (Proposal One), FOR the approval of the Amended and Restated 2020 Omnibus Incentive Plan (Proposal Two) and FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for fiscal 2024 (Proposal Three).
Are there any other matters to be presented at the Annual Meeting?
The Company does not know of any other matter to be raised at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration and you authorize a proxy to vote your shares, the persons named in the proxy will have the discretion to vote on those matters for you in accordance with their best judgment.
What happens if I sign and return a blank proxy card or voting instruction card?
If you are a stockholder of record and you properly mark, date, sign and return a proxy card or use Internet voting procedures, as applicable, to authorize the named proxies to vote your shares, and your proxy card or other proxy authorization is received by the Company in time to be voted at the Annual Meeting, it will be voted as specified, unless it is properly revoked prior to the Annual Meeting.
If you are a stockholder of record and you date, sign and return a proxy card without giving specific voting instructions, your shares will be voted:
•“FOR” the election of each of the five Class B director nominees named in this Proxy Statement;
•"FOR" the approval of the Amended and Restated 2020 Omnibus Incentive Plan; and
•"FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal 2024.
If you hold your shares in street name via a broker, bank, or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by dating, signing and returning a blank voting instruction card), your shares:
•Will be voted in accordance with the broker’s discretion on “routine” matters, which includes only Proposal Three; and
•Will not be counted in connection with Proposal One or Proposal Two.
INSPECTOR OF ELECTIONS AND STOCKHOLDER LIST
We have appointed an Inspector of Elections for our Annual Meeting who will tabulate all of the votes at our Annual Meeting. For a period of ten (10) days prior to the Annual Meeting, any stockholder may send a request via email to InvestorRelations@amcoastal.com to examine a list of our stockholders of record entitled to vote at our Annual Meeting for any purpose germane to the meeting.
NOTICE AND ACCESS

We are using “notice and access” procedures to distribute our proxy materials to our stockholders. This method reduces the amount of paper used in producing proxy materials and lowers the costs associated with mailing the proxy materials to stockholders. We are mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to stockholders. The Notice includes instructions on how to access the materials over the Internet and how to request a paper or e-mail copy. The Notice further provides instructions on how stockholders may elect to receive proxy materials in the future in printed form or by electronic mail. To select a method of delivery while voting is open, holders of record may follow the instructions when voting online at www.proxyvote.com. At any time, you may also choose your method of delivery of the Company’s proxy materials by visiting www.proxyvote.com. If you own shares of our common stock indirectly through a broker, bank or other intermediary, please contact the intermediary for additional information regarding delivery options.

Holders of record will have the Notice or proxy materials delivered directly to your mailing address or electronically if you have previously consented to that delivery method.

Holders of shares of our common stock in street name will have the proxy materials or the Notice forwarded to you by the intermediary that holds the shares of our common stock.

ATTENDANCE

All stockholders as of the close of business on the Record Date, or their duly appointed proxy holders, may attend our virtual Annual Meeting.

To be admitted to the virtual Annual Meeting at www.virtualshareholdermeeting.com/ACIC2024, you must enter the 16-digit control number that can be found on your proxy card. Online access to the Annual Meeting will open at 12:45 p.m. Eastern Time on May 14, 2024 to allow time for stockholders to become familiar with the virtual platform and address any technical difficulties prior to the start of the live audio webcast of the Annual Meeting.

The Annual Meeting will begin promptly at 1:00 p.m. Eastern Time on May 14, 2024. Participants should ensure that they have a strong WiFi connection from wherever they intend to participate in the virtual Annual Meeting.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS INFORMATION

The Board oversees and monitors our management in the interest and for the benefit of our stockholders. We have posted our Corporate Governance Guidelines on our website at investors.amcoastal.com, under the "Governance Documents" tab. In addition to our Corporate Governance Guidelines, the Company has adopted a Code of Conduct and Ethics, which is applicable to our directors, officers and employees. The Code of Conduct and Ethics is also posted under the "Governance Documents" tab of our website at investors.amcoastal.com. Although the information contained on or connected to our website is not part of this Proxy Statement, you can view additional information on our website, such as the reports that we file with the Securities and Exchange Commission ("SEC"). Copies of these documents may also be obtained free of charge by contacting the Company.
Our Board is currently comprised of nine directors, divided into two classes. In accordance with our Certificate of Incorporation, each class of directors is elected for a two-year term. The term of office for our Class B directors will expire at our Annual Meeting. The term of office for our Class A directors will expire at our 2025 annual meeting of stockholders.
The following table provides information regarding each of our current directors:

	AGE	POSITION	CURRENT TERM EXPIRES	DIRECTOR SINCE
CLASS A
R. Daniel Peed	61	CEO and Chairman of the Board	2025	2017
Gregory C. Branch	76	Chairman Emeritus	2025	2008
Michael R. Hogan	74	Director	2025	2017
Kent G. Whittemore	76	Director	2025	2008

CLASS B
Alec L. Poitevint, II	76	Lead Director	2024	2008
Kern M. Davis, M.D.	69	Director	2024	2012
William H. Hood, III	63	Director	2024	2012
Sherrill W. Hudson	81	Director	2024	2013
Patrick F. Maroney	74	Director	2024	2017

The following table provides information regarding the diversity of our Board of Directors:

Board Diversity Matrix as of April 2, 2024
Total Number of Directors	9
	Female	Male
Part I: Gender Identity
Directors	0	9
Part II: Demographic Background
White	0	9

On or prior to December 31, 2023, the Company was required to have at least one member of its Board who self-identifies as a female, underrepresented minority, or LGBTQ+ (“Diverse”) pursuant to Rule 5605(f)(2) of the Nasdaq Stock Market or disclose why it does not meet this requirement. Our Board did not satisfy Nasdaq's board diversity objective. Although our Board composition does not fully reflect the diversity that we aspire to achieve, we were unable to identify Board nominees that qualify as Diverse, who possessed the skillset and qualifications the Board seeks, and who had an interest in serving on the Board prior to December 31, 2023. Given our small size, the recent insolvency and receivership of our subsidiary, United Property and Casualty Insurance Company ("UPC"), and related business challenges, the Company was unsuccessful in attracting viable candidates. Our Company remains committed to promoting diversity and inclusion throughout our organization, including the Board of Directors. The Board is committed to increasing its diversity and realizes the potential benefits from new perspectives that could be gained through diversity within the Board’s ranks, provided we can locate willing, qualified candidates.

PROPOSAL ONE – ELECTION OF DIRECTORS

PROPOSAL

Our Board has nominated as Class B directors, for re-election at the Annual Meeting, Alec L. Poitevint, II, Kern M. Davis, M.D., William H. Hood, III, Sherrill W. Hudson, and Patrick F. Maroney. Each director nominee elected as a Class B director at our Annual Meeting will serve a two-year term until his successor is elected and qualified at our 2026 annual meeting of stockholders or until his earlier death, resignation or removal.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted “FOR” the election of each of Alec L. Poitevint, II, Kern M. Davis, M.D., William H. Hood, III, Sherrill W. Hudson, and Patrick F. Maroney as Class B directors. All of these nominees have agreed to serve if elected and have consented to being named in this Proxy Statement. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in his place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

Our Bylaws provide that, in an uncontested election whereby the number of nominees for director does not exceed the number of directors to be elected, directors will be elected by a majority of votes cast (rather than by a plurality vote). A majority of the votes cast means that each director nominee must receive more votes "for" his or her election than votes "against" his or her election in order to be elected. Our Corporate Governance Guidelines require an incumbent director who receives less than a majority of the votes cast to tender his or her resignation. The Nominating and Corporate Governance Committee will then consider, and recommend to the Board, whether to accept or reject the resignation. The Board will then consider such recommendation and publicly announce its decision regarding the tendered resignation within 120 days after the date the applicable election results are certified.

RECOMMENDATION OF THE BOARD

Our Board unanimously recommends that you vote FOR the election of each of Alec L. Poitevint, II, Kern M. Davis, M.D., William H. Hood, III, Sherrill W. Hudson, and Patrick F. Maroney as Class B directors, each to serve a two-year term ending on the date of the 2026 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. Each of the nominees is currently a director of the Company. The Board's recommendation is based on the extent of each candidate's demonstrated excellence and success in his chosen career and the specific skills the candidate adds to the Board, as further described below.

CLASS B DIRECTOR NOMINEES

ALEC L. POITEVINT, II
LEAD DIRECTOR
AGE: 76
DIRECTOR SINCE: 2008

Alec L. Poitevint, II has served as a member of our Board since September 2008, and prior to that served as a director of our predecessor company, United Insurance Holdings, L.C. ("UIH"), from 2001 to 2008. Mr. Poitevint has served as Chairman and President of Southeastern Minerals, Inc. ("Southeastern Minerals") and its affiliated companies, headquartered in Bainbridge, Georgia, since 1981. Southeastern Minerals manufactures and distributes mineral ingredients. He joined Southeastern Minerals in 1970. Mr. Poitevint previously served as a director (from 1989 to 2010), Vice Chairman (from 1994 to 2010), and President (2006) of First Port City Bank of Bainbridge. Mr. Poitevint served as a director of Agri-Nutrition/Virbac Corporation from 1996 to 2006, and at various times during his tenure he held the positions of Chairman of the Board and Chairman of the Audit Committee. Mr. Poitevint has also served as the Chairman of American Feed Industry Insurance Company since 2002 and is the former Chairman of the American Feed Industry Association and National Feed Ingredients Association. Mr. Poitevint served on the

Republican National Committee ("RNC") as Committeeman or Chairman for Georgia from 1989 to 2012 and served as RNC Treasurer from 1997 to 2001. Mr. Poitevint graduated from the University of Georgia, with a B.A. in Economics.

Our Board selected Mr. Poitevint to serve on our Board based upon his experience in the insurance industry and his diverse management experience.

KERN M. DAVIS, M.D., NACD.DC
DIRECTOR
AGE: 69
DIRECTOR SINCE: 2012

Kern M. Davis, M.D., NACD.DC, is National Association of Corporate Directors (NACD) Directorship CertifiedTM and has served as a member of our Board since March 2012. Dr. Davis is an original investor of our predecessor company, UIH, and served as a director of UIH from 2006 to 2008. Dr. Davis earned a B.A. in Chemistry from the University of Florida in 1976, and a medical degree from the University of South Florida in 1980. He completed his medical residency at the University of Florida in 1985. In 1985, Dr. Davis joined Pathology Associates, P.A., an anatomic and clinical pathology professional services firm, and has served as its President since 1992. In 1993, Dr. Davis became a medical director for St. Anthony’s Hospital Laboratory, and currently holds this position. Dr. Davis received an MBA from the University of South Florida in 1993.

Our Board selected Dr. Davis to serve on our Board based upon his prior experience with UIH and his educational and professional business experience.

WILLIAM H. HOOD, III
DIRECTOR
AGE: 63
DIRECTOR SINCE: 2012

William H. Hood, III has served as a member of our Board since March 2012 and, prior to that, served as a director of our predecessor company, UIH, from 2000 to 2008. Mr. Hood has over 30 years of business experience in numerous industries, including company start-ups, operations, sales/marketing and problem solving. In 1984, Mr. Hood formed Special Data Processing Corporation, a national partnership marketing company, and served as its Chief Executive Officer and Chairman from 1984 to 2006. Mr. Hood sold the company in 1999 to a private equity firm, and he continued to manage the company until he retired in 2006. Mr. Hood is Manager of Hall Capital Holdings LLC which manages his investments and entrepreneurial interests.

Our Board selected Mr. Hood to serve on our Board based upon his prior experience with UIH and his entrepreneurial experience in building and forming a national marketing company.

SHERRILL W. HUDSON
DIRECTOR
AGE: 81
DIRECTOR SINCE: 2013

Sherrill W. Hudson has served as a member of our Board since May 2013. Mr. Hudson served on the Board for TECO Energy, an energy-related holding company, from January 2003 to July 2016. Mr. Hudson served as TECO’s Chairman and CEO from July 2004 to August 2010, Executive Chairman from August 2010 to December 2012 and non-Executive Chairman from January 2013 to July 2016. Prior to his employment with TECO, Mr. Hudson worked for Deloitte & Touche LLP, an audit, financial advisory, tax and consulting firm. In August 2002, Mr. Hudson retired from Deloitte after having worked for the firm for over 37 years. Mr. Hudson currently serves on the board of directors of Lennar Corporation. He served as a Board member and Chairman of the Florida Chapter of the NACD until June 2020 when he became Chairman Emeritus. He also served on the board of directors of Publix Super Markets from January 2003 to April 2015, and CBIZ, Inc. from February 2015 to May 2023. Mr. Hudson is a member of the Florida Institute of Certified Public Accountants, which recognized him as the 2006 Outstanding CPA in Business and Industry. He received his B.A. and graduated cum laude from Ashland University in Ashland, Ohio in 1965.

Our Board selected Mr. Hudson to serve on our Board based upon his professional background in auditing and financial reporting and diverse business experience. Mr. Hudson serves as our Audit Committee's financial expert.

PATRICK F. MARONEY
DIRECTOR
AGE: 74
DIRECTOR SINCE: 2017

Patrick F. Maroney has served as a member of our Board since April 2017. Mr. Maroney served on the board of directors of American Coastal Insurance Company ("AmCoastal"), our wholly-owned subsidiary which we acquired as part of our acquisition of AmCo Holding Company ("AmCo"), from October 2015 to April 2017 and on the Board of the Academy of the National Alliance for Insurance Education and Research from 2013 to February 2019. Mr. Maroney was a professor in the Department of Risk Management and Insurance at Florida State University from 1981 to 2013. Upon retirement in 2013, he was awarded the title of Professor Emeritus at Florida State University College of Business, a title he continues to hold. He previously served as the Director of the Florida Catastrophic Storm Risk Management Center at the College of Business from 2008 through 2013. Mr. Maroney has a B.S. in risk management and insurance from Florida State University and a J.D. from the University of Florida.

Mr. Maroney brings to our Board his significant experience as an insurance attorney as well as his significant experience in management and the insurance industry.

As previously disclosed, our subsidiary, UPC, was placed into receivership on February 27, 2023, as a result of losses incurred from Hurricane Ian. All of our directors were directors of UPC.

CLASS A DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2025 ANNUAL MEETING

R. DANIEL PEED
CHAIRMAN OF THE BOARD
AGE: 61
DIRECTOR SINCE: 2017

R. Daniel Peed has served as our Chief Executive Officer and Chairman of the Board since July 2020. Mr. Peed has served as a member of our Board since April 2017. Mr. Peed served on the board of ACIC from 2007 to 2017. Mr. Peed served as Non-Executive Vice Chairman of AmRisc, LLC (formerly known as "CRC Insurance Services, Inc.") ("AmRisc"), the managing general agent of AmCoastal, from December 2018 until December 2019. Previously, Mr. Peed served as the President and Chief Executive Officer of AmRisc from December 2000 to December 2018. From 1991 to 2000, Mr. Peed served as a senior vice president of SOREMA North America Reinsurance Company, Fulcrum Insurance. In addition, from 1985 to 1991, Mr. Peed was a supervisor at Factory Mutual Engineering Association. Mr. Peed has a B.S. in petroleum engineering from Texas A&M University and an MBA with a concentration in insurance from the University of North Texas. In addition, Mr. Peed has the Chartered Property & Casualty Underwriter ("CPCU") and Associate in Reinsurance ("ARe") designations and a Professional Engineering designation in Fire Protection.

Mr. Peed brings to our Board his significant experience in management and the insurance industry.

GREGORY C. BRANCH
CHAIRMAN EMERITUS
AGE: 76
DIRECTOR SINCE: 2008

Gregory C. Branch has served as the Chairman Emeritus of the Board since July 2020. Previously Mr. Branch served as the Chairman of the Board from September 2008 to June 2020 and, prior to that, served as the Chairman and Chief Executive Officer of our predecessor company, UIH, from its inception in 1999 to 2008. Mr. Branch has served as the Chairman, President and owner of Branch Properties, Inc., a manufacturer and distributor of equine feed, since 1986. From 1994 to 1998, Mr. Branch served as Chairman of Summit Holding Southeast, Inc., an insurance holding company that completed its initial public offering in 1997 and was acquired by Liberty Mutual in 1998. Mr. Branch has served as a director of Prime Holdings, Inc. since 2001 and of Raffles Insurance Company since 2003. Mr. Branch was the founding Chairman of Sunz Insurance Holding, a Florida workers compensation company that was sold in 2008. Mr. Branch was a founding member and former Chairman of, and remains a director of, American Feed Industry Insurance Company RRG. Mr. Branch operated as an underwriting member of Lloyd’s of London from 1986 to 2004. Mr. Branch graduated from the University of Florida with a B.S. in Agriculture Economics and served at the rank of Captain in the U.S. Army.

Our Board selected Mr. Branch to serve on our Board based upon his substantial experience in the insurance industry and his broad entrepreneurial skills obtained by owning his own business.

MICHAEL R. HOGAN
DIRECTOR
AGE: 74
DIRECTOR SINCE: 2017

Michael R. Hogan has served as a member of our Board since April 2017. Mr. Hogan served on the board of directors of AmCoastal from 2015 to 2017. From 1994 to 1999, Mr. Hogan served on the national agency advisory board of The Travelers Insurance Company. In addition, from 2003 to 2008, Mr. Hogan served on the board of directors of The South Financial Corporation. Mr. Hogan has 44 years of experience as an independent insurance agent, specializing in wind, flood and earthquake insurance as the President and owner of Puckett, Sheets, and Hogan Insurance, which received a national Best Practices Award in 2006. Mr. Hogan graduated from Furman University in 1972 with a B.A. in business and economics.

Mr. Hogan brings to our Board his significant experience in management and the insurance industry.

KENT G. WHITTEMORE
DIRECTOR
AGE: 76
DIRECTOR SINCE: 2008

Kent G. Whittemore has served as a member of our Board since September 2008 and, prior to that, served as a director of our predecessor company, UIH, from 2001 to 2008. Mr. Whittemore has served as the President of, and is a shareholder of, The Whittemore Law Group, P.A., a law firm located in St. Petersburg, Florida that he co-founded in 1987. On January 1, 2023, he became Senior Counsel at the St. Petersburg law firm of Englaner Fischer. His legal practice primarily focuses on personal injury, insurance litigation, and business and real estate litigation. Mr. Whittemore served as President of the St. Petersburg Bar Association from 1996 to 1997, and served as President of the Tampa Bay Trial Lawyers Association from 2003 to 2004. Mr. Whittemore currently serves as a director of the Southern Trial Lawyers Association and formerly served as a director of the Academy of Florida Trial Lawyers. He also served on St. Petersburg’s Charter Review Commission. Mr. Whittemore received a B.S. in Business Administration from the University of Florida and a J.D. from Stetson College of Law.

Our Board selected Mr. Whittemore to serve on our Board based upon his insurance industry experience and his legal expertise.

DIRECTOR INDEPENDENCE

The following table shows the directors who are considered independent in accordance with Nasdaq rules as well as their committee assignments:

COMMITTEES
INDEPENDENT DIRECTORS	AUDIT	COMPENSATION AND BENEFITS	NOMINATING AND CORPORATE GOVERNANCE	INVESTMENT
Branch
Davis	✓		✓*
Hood				✓
Hogan			✓
Hudson	✓*	✓
Maroney	✓			✓
Poitevint		✓		✓*
Whittemore		✓*	✓
*Committee Chair

The Board considered all relevant facts and circumstances in assessing director independence. As described below, our Board has an Audit Committee, a Compensation and Benefits Committee, a Nominating and Corporate Governance Committee and an Investment Committee. All of the members of all of these committees qualify as independent directors. In addition, all of the committee members qualify as independent directors under the independence standards specific to their committees.

BOARD LEADERSHIP STRUCTURE

Our Board has an executive Chairman. The Chairman and CEO, R. Daniel Peed, sets the agendas for and presides over the Board meetings.

Our Board also has a Lead Director, Alec L. Poitevint II, who was appointed by the independent directors. The Lead Director provides additional leadership and organization in meetings of independent directors separately and apart from management and non-independent directors, including leading the executive sessions of independent directors. In the event of Mr. Poitevint's incapacity, unavailability or absence, the chair of the Nominating and Corporate Governance Committee would serve as the Lead Director until the independent directors selected a new Lead Director.

The Board believes that this leadership structure is appropriate for our Company at this time because it allows for non-executive oversight of management, increases management accountability and encourages an objective evaluation of management's performance.

BOARD'S ROLE IN RISK MANAGEMENT AND OVERSIGHT

The Board reviews and approves the Company's strategic plan as presented by management and monitors our performance throughout the year against the plan.

The Board regularly devotes time during its meetings to review and discuss the most significant risks we face and management’s processes for identifying, prioritizing, and responding to those risks. During these discussions, our CEO, President and our Chief Financial Officer ("CFO") present management’s processes for the assessment of risks, a description of the most significant risks we face and any mitigating factors, plans or policies in place to address those risks, and also reviews and approves the Company's cybersecurity program. The Board receives an assessment of cybersecurity risks and the status of procedures to address these risks. The Board also delegates certain of its risk oversight responsibilities to its committees.

The Audit Committee bears responsibility for oversight of our policies with respect to risk assessment and risk management. The Audit Committee members analyze major financial risk exposures which we face and the steps we have taken to monitor and control such exposures. The Audit Committee also oversees our compliance with legal and regulatory requirements, areas which generate many of the most significant risks we face.

The Compensation and Benefits Committee reviews our compensation structure, policies and practices to determine whether incentive compensation arrangements would be reasonably likely to have a material adverse effect on the Company and considers safeguards against incentives to take excessive risks. The Compensation and Benefits Committee reports these risks to the Board.

The Nominating and Corporate Governance Committee is responsible for considering and addressing risks relating to CEO succession planning and the director nomination and appointment process.

The Investment Committee bears responsibility for oversight of policy decisions about risk aggregation and minimization, including credit risk. The Investment Committee is also responsible for oversight of the capital structure and financing arrangements in support of our plans to ensure consistency with our risk tolerances and oversight of management's investment of our assets.

MEETINGS AND MEETING ATTENDANCE

Our Board held 10 meetings during 2023. Each of our directors attended at least 90% of all meetings of the Board and Board committees on which they served for the periods in which they served during 2023. We do not have a formal policy with respect to director attendance at annual meetings of stockholders; however, we encourage all of our directors to attend such meetings.

COMMUNICATION WITH DIRECTORS

Stockholders may contact an individual director, our Board as a group, our independent directors as a group or a specified Board committee by sending correspondence addressed to our Corporate Secretary to the address listed in the subsection entitled Contacting the Company or to InvestorRelations@amcoastal.com. Each communication should specify the applicable addressee or addressees to which the communication is directed, as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We also may refer communications to other departments as applicable. We generally will not forward to our directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic or is a request for general information.

BOARD COMMITTEES

AUDIT COMMITTEE. Our Audit Committee consists of Mr. Hudson (Chair), Dr. Davis and Mr. Maroney. Our Board has determined that Mr. Hudson is an audit committee financial expert. All members of our Audit Committee are “independent” under both the general independence standards and the audit committee independence standards set forth in the Nasdaq rules.

Our Audit Committee operates under a formal written charter adopted by our Board that governs its duties and conduct. The committee reviews its charter annually for appropriate revisions. Interested parties can obtain a copy of the charter free of charge on our website at investors.amcoastal.com, under the "Governance Documents" tab.

Our Audit Committee assists our Board in its oversight of the quality and integrity of our accounting, auditing, and reporting practices. Our Audit Committee’s role includes overseeing:

•our accounting and financial reporting processes and the audit of financial statements,

•the integrity of our financial statements,

•our compliance with legal and regulatory requirements,

•the independent auditor’s qualifications and independence,

•the performance of our independent auditors,

•our business practices and ethical standards and

•our risk assessment and risk management policies.

Our Audit Committee met fourteen times during 2023.

COMPENSATION AND BENEFITS COMMITTEE. Our Compensation and Benefits Committee consists of Mr. Whittemore (Chair), Mr. Hudson and Mr. Poitevint.

All members of our Compensation and Benefits Committee are "independent" under both the general independence standards and the compensation committee independence standards set forth in the Nasdaq rules.

Our Compensation and Benefits Committee operates under a formal written charter adopted by our Board that governs its duties and conduct. The committee reviews its charter annually for appropriate revisions. Interested parties can obtain a copy of the charter free of charge on our website at investors.amcoastal.com under the "Governance Documents" tab.

Our Compensation and Benefits Committee assists our Board in its oversight of employee compensation, benefit plans and employee stock programs and the compensation of our senior management. Our Compensation and Benefits Committee’s responsibilities include the following:
•oversee our overall compensation structure, policies and programs,
•review and administer our Company’s equity and incentive-based compensation plans that require approval from our Board,
•review and approve (i) compensation programs and (ii) corporate goals and objectives relevant to the compensation of our senior management,
•oversee the evaluation of the other executive officers and set the compensation of other executive officers after considering the recommendation of the CEO and President,
•review and recommend employment agreements and severance and change of control arrangements for our executive officers,
•assist the Board in reviewing and preparing the Compensation Discussion and Analysis,

•assist the Board in reviewing the outcome of stockholder votes on say on pay and the frequency of say on pay,
•review and approve compensation for members of the Board, and
•periodically assess the risks associated with our compensation policies and practices.

As it deems appropriate, our Compensation and Benefits Committee may establish and delegate authority to subcommittees. The Compensation and Benefits Committee, to the extent permitted by applicable law, may also delegate to one or more executives of ACIC the authority, within guidelines set by the Compensation and Benefits Committee, to approve equity compensation awards under established equity plans of the Company to employees other than those subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation and Benefits Committee may also delegate non-discretionary administrative authority under Company compensation and benefit plans consistent with any limitations specified in the applicable plans.

Our Compensation and Benefits Committee met four times during 2023.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. Our Nominating and Corporate Governance Committee consists of Dr. Davis (Chair), Mr. Hogan and Mr. Whittemore. All members of our Nominating and Corporate Governance Committee are "independent" under the general independence standards set forth in the Nasdaq rules.

Our Nominating and Corporate Governance Committee operates under a formal written charter that governs its duties and conduct. The committee reviews its charter annually for appropriate revisions. Interested parties can obtain a copy of the charter free of charge on our website at investors.amcoastal.com under the "Governance Documents" tab.

Our Nominating and Corporate Governance Committee assists our Board by, among other things:

•identifying and recommending to the Board qualified individuals to become directors,

•reviewing the independence of our Board members,

•determining membership of Board committees,

•recommending changes to our Corporate Governance Guidelines and other governing instruments,

•overseeing annual self-evaluations by our Board and committees,

•reporting annually to our Board regarding the CEO succession plan, and

•overseeing risk management related to corporate governance and CEO succession.

As noted above, the Nominating and Corporate Governance Committee oversees the annual self-evaluation process for the Board and each of its committees. These self-evaluations are designed to assess whether the Board or the respective committee is functioning effectively and also to provide a mechanism for the Board or the respective committee to identify potential areas for improvement. Once completed, the results of the self evaluations and any appropriate recommendations or action plans are discussed among the members of the Board and each of its committees.

Our Nominating and Corporate Governance Committee met four times during 2023.

INVESTMENT COMMITTEE. Our Investment Committee consists of Mr. Poitevint (Chair), Mr. Hood and Mr. Maroney. All members of our Investment Committee are "independent" under the general independence standards set forth in the Nasdaq rules.

Our Investment Committee operates under a formal written charter that governs its duties and conduct. The committee reviews its charter annually for appropriate revisions. Interested parties can obtain a copy of the charter free of charge on our website at investors.amcoastal.com under the "Governance Documents" tab.

Our Investment Committee assists our Board with the oversight of the Company’s investment policies and guidelines through the following activities:

•reviewing and approving policies and guidelines governing the Company’s investment portfolio and monitoring compliance with those policies,

•reviewing and approving periodically any investment benchmarks or other measurement devices employed by the Company to monitor the performance of our investment portfolio,

•monitoring the performance of our investment advisers and retaining and terminating such advisers as it deems appropriate, and

•overseeing investment risk management exposure and guidelines.

Our Investment Committee met 12 times during 2023.

SELECTION OF DIRECTOR NOMINEES

Our Board selects the director nominees to stand for election at our annual stockholder meetings and to fill vacancies occurring on our Board based on the recommendations of the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee selects nominees for director on the basis of experience, integrity, skills, the ability to make independent analytical inquiries, an understanding of our business environment and the willingness to devote adequate time to Board duties, all within the context of an assessment of the perceived needs of the Board at a given point in time. In addition to the individual attributes of our directors discussed above, we highly value the collective business experience and qualifications of the directors. We believe that the collective experiences, viewpoints and perspectives of our directors result in a Board with the commitment and energy to advance the interests of our stockholders.

Our Nominating and Corporate Governance Committee may consider current members of our Board for re-election unless they have notified our Board that they do not wish to stand for re-election. There is no mandatory retirement age for our directors. Our Nominating and Corporate Governance Committee may also consider candidates for our Board recommended by current members of our Board or members of management. In addition, our Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders in the same manner as it would consider any other recommended nominees. If our Nominating and Corporate Governance Committee determines that a stockholder-recommended candidate is suitable for Board membership, it will include the candidate in the pool of candidates under consideration for nomination upon the occurrence of the next Board vacancy or in connection with the next annual meeting of our stockholders.

Pursuant to the above procedures, once our Nominating and Corporate Governance Committee identifies prospective nominees, it will solicit background information on the candidates, then interview and evaluate the candidates. The Nominating and Corporate Governance Committee will then report its recommendations to the Board.

Our Nominating and Corporate Governance Committee recommended the five incumbent director nominees for election at our Annual Meeting, and our Board approved the recommendation.

DIRECTOR COMPENSATION

The following table describes the compensation received by each of our directors during the fiscal year ended December 31, 2023. Mr. Peed only receives compensation for his services as a director. His compensation is also disclosed under the subsection entitled Executive Compensation.

During fiscal year 2023, we offered the following compensation program for our directors: (i) an annual base retainer of $75,000 and an award of 5,000 shares of restricted stock, (ii) an additional annual retainer of $75,000 for the Chairman of the Board, (iii) an additional annual retainer of $50,000 for the Chairman Emeritus of the Board, (iv) an additional annual retainer of $20,000 to our Audit Committee Chairman, (v) an additional annual retainer of $12,500 to our Compensation and Benefits Committee Chairman and (vi) an additional annual retainer of $10,000 to the Chairmen of the Nominating and Corporate Governance Committee and the Investment Committee.

	FEES EARNED OR PAID IN CASH	STOCK AWARDS(1)	TOTAL COMPENSATION
R. Daniel Peed(2)	$150,000	$26,250	$176,250
Gregory C. Branch(3)	125,000	26,250	151,250
Alec L. Poitevint, II(4)	85,000	26,250	111,250
Kern M. Davis, M.D.(4)	85,000	26,250	111,250
Michael R. Hogan	75,000	26,250	101,250
William H. Hood, III	75,000	26,250	101,250
Sherrill W. Hudson(5)	95,000	26,250	121,250
Patrick F. Maroney	75,000	26,250	101,250
Kent G. Whittemore(6)	87,500	26,250	113,750
(1) Represents the grant date fair value of stock awarded to our directors on June 2, 2023. Includes a restricted stock award granted to each of Messrs. Peed, Branch, Poitevint, Davis, Hogan, Hood, Hudson, Maroney and Whittemore, which resulted in grants to each of these directors of 5,000 shares of our common stock in 2023, which will vest on the date of the Annual Meeting. The values of the stock awards were computed in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation - Stock Compensation. See Note 20 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for a discussion of the relevant assumptions used in calculating the value of the awards granted in 2023.
(2) Since July 1, 2020, Mr. Peed has also served as our CEO, although the only compensation he received from the Company during 2023 was for his services as a director. This compensation, which is also reported in the 2023 Summary Compensation Table, was comprised of $75,000 in annual director fees, $75,000 for his services as Chairman of the Board and a grant of stock awards as described above.
(3) Mr. Branch received $75,000 for his services as director and $50,000 for serving as Chairman Emeritus.
(4) Each of Messrs. Poitevint and Davis received $75,000 for their services as directors and $10,000 for serving as a Chairman of a Board committee.
(5) Mr. Hudson received $75,000 for his services as director and $20,000 for serving as the Chairman of the Audit Committee.
(6) Mr. Whittemore received $75,000 for his services as a director and $12,500 for serving as Chairman of the Compensation and Benefits Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 31, 2023, the Compensation and Benefits Committee was comprised of the following three non-employee directors: Kent G. Whittemore (Chair), Sherrill W. Hudson and Alec L. Poitevint, II. During 2023, no executive officer of the Company served as a director or as a member of the compensation committee of a company (i) whose executive officer served as a director or as a member of the Compensation and Benefits Committee and (ii) which employed a director of the Company.

PROPOSAL TWO - APPROVAL OF THE AMENDED AND RESTATED 2020 OMNIBUS INCENTIVE PLAN

The Board has adopted the Amended and Restated 2020 Omnibus Incentive Plan (the "Plan"), subject to approval by our stockholders at the Annual Meeting. If approved by our stockholders, an aggregate of 2,000,000 shares of common stock shall be added to the 2,000,000 shares originally reserved for issuance under the Plan, such that a total of 4,000,000 shares of common stock, including shares that may be issuable or that were issued under Awards outstanding or granted prior to the approval of this amendment by our stockholders, will be reserved under this plan.

Approval of the Plan would allow the Administrator to continue making awards to participants as the Administrator deems appropriate. As of the Record Date, there were 486,924 shares available for future grant under the 2020 Omnibus Incentive Plan, which represented approximately 1% of the Company’s 47,799,465 then-outstanding shares of common stock. Approval of the amendment to the Plan would result in the Company having 2,486,924 total shares available for future grants under the Plan, representing approximately 5% of the Company’s outstanding shares of common stock, based on the number of shares issued and outstanding as of the Record Date. The market value of a share of our common stock as of that date was $10.69.

A summary of the Plan as proposed to be amended is set forth below. This summary is qualified in its entirety by the full text of the Plan, as proposed to be amended, which is attached hereto as Appendix A.

Authorized Shares, Stock Price and Dilution

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. There were 47,799,465 shares of common stock issued and outstanding as of the Record Date, and the market value of a share of our common stock as of that date was $10.69. The Plan reserve of 4,000,000 shares, including represents up to 8.4% of the Company's fully-diluted shares, based on the 47,799,465 shares issued and outstanding as of the Record Date and shares subject to then-outstanding equity awards, including contingent awards.

Purpose and Effective Date

The two complementary purposes of the Plan are (1) to attract, retain, focus and motivate our and our affiliates' executives and other selected employees, directors, consultants and advisors and (2) to increase stockholder value. The amendment in the Plan will become effective if approved by our stockholders at the Annual Meeting.

Administration and Eligibility

The Compensation and Benefits Committee of the Board, or any successor committee with similar authority which the Board may appoint, which in either case consists only of members of the Board who meet the “non-employee director” requirements of Rule 16b-3(b)(3) under the Exchange Act (either referred to as the “Committee”), will administer the Plan (the “Administrator”). The Plan authorizes the Committee to interpret the provisions of the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any award or any agreement covering an award; and make all other determinations necessary or advisable for the administration of the Plan, in each case in its sole discretion. The Board may also administer the Plan to the extent it retains authority and responsibility as administrator of the Plan. Notwithstanding anything in the Plan to the contrary, the Administrator is authorized to grant to newly-hired or promoted participants awards with any vesting condition, any vesting period or any performance period. The Administrator also may accelerate or shorten the vesting or performance period of an award, in connection with a participant's death, disability, retirement, failure of non-employee directors to be re-elected or termination by us or our affiliates without cause or a change of control of our company.

To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an administrator of the Plan. However, no such delegation is permitted with respect to stock-based awards made to any participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act or the liability provisions of Section 16(b) of the Exchange Act at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of non-employee directors.

The Administrator may designate any of the following as a participant from time to time, to the extent of the Administrator's authority: any officer or other employee of the Company or its affiliates; any individual that the Company or an affiliate has engaged to become an officer or employee; any consultant or adviser who provides services to the Company or its affiliates; or any director, including a non-employee director.

Types of Awards

The Plan permits the grant of stock options (including incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, annual cash incentives, long-term cash incentives, dividend equivalent units and other types of stock-based awards. These award types are described in further detail below.

Stock Subject to the Plan

The amendment to the Plan provides that an aggregate of 2,000,000 shares of common stock shall be added to the 2,000,000 shares originally reserved for issuance under this Plan, such that a total of 4,000,000 shares, including shares that may be issuable or that were issued under Awards outstanding or granted prior to the amendment, are reserved under the Plan. The Plan also provides that we may issue an aggregate of only 4,000,000 shares of our common stock upon the exercise of incentive stock options. The number of shares of our common stock reserved under the Plan will be depleted by the maximum number of shares, if any, that may be issuable under an award at the time of grant.

In general, if an award granted under the Plan is forfeited, lapses, expires, terminates or is cancelled without the issuance of shares under such award, if it is determined during or at the conclusion of the term of such award that all or some portion of the shares under such award will not be issuable on the basis that the conditions for such issuance will not be satisfied, then such shares will again be available for issuance under the Plan. Shares tendered in payment of the exercise price of an option, shares withheld to satisfy tax withholding obligations and shares purchased by us using proceeds from option exercises may not be recredited to the reserve.

No award granted under the Plan will become exercisable or vested, in part or in full, prior to the one-year anniversary of the date of grant, except that this restriction will not apply to awards granted with respect to the number of shares that, in the aggregate, does not exceed 5% of the total number of shares initially available for awards under the Plan. Notwithstanding the foregoing, the Administrator may accelerate or continue the vesting or exercisability of an award upon or after a change of control or termination of employment.

Options

The Administrator will generally determine all terms and conditions of each option. However, the grant date may not be any day prior to the date that the Administrator approves the grant, the exercise price may not be less than the fair market value of the shares subject to the option as determined on the date of grant and the option must terminate no later than ten years after the date of grant. Unless restricted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of options may be made (1) by delivery of cash or other shares or other securities of the Company having a then fair market value equal to the purchase price of such shares, (2) by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (3) by surrendering the right to receive shares otherwise deliverable to the participant upon exercise of the award having a fair market value at the time of exercise equal to the total exercise price, or (4) by any combination of (1), (2) and/or (3). Except to the extent otherwise set forth in an award agreement, a participant will have no rights as a holder of our common stock as a result of the grant of an option until the option is exercised, the exercise price and applicable withholding taxes are paid and the shares subject to the option are issued thereunder.

Stock Appreciation Rights

The Administrator will generally determine all terms and conditions of each stock appreciation right. A stock appreciation right is the right of a participant to receive cash in an amount, and/or common stock with a fair market value, equal to the appreciation of the fair market value of a share of our common stock during a specified period of time. However, the grant date may not be any day prior to the date that the Administrator approves the grant, the grant price may not be less than the fair market value of the shares subject to the stock appreciation right as determined on the date of grant and the stock appreciation right must terminate no later than ten years after the date of grant.

Performance and Stock Awards

The Administrator will generally determine all terms and conditions of each award of shares, restricted stock, restricted stock units, performance shares or performance units. Restricted stock means shares of our common stock that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Unless otherwise set forth in a restricted stock award agreement, and subject to the terms and conditions of such restricted stock award agreement, the holder of such award will have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all stockholders, except that any such dividend will be deposited with the Company and will be subject to the same restrictions as the shares with respect to which such dividend was made. Restricted stock unit means the right to receive either one share of our common stock or a payment equal to the fair market value of one share of our common stock, subject to the satisfaction of any vesting and other conditions. Performance share means the right to receive shares of our common stock, including restricted stock, to the extent performance goals are achieved. Performance unit means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of our common stock, to the extent performance goals are achieved. The terms and conditions that the Administrator will determine include the length of the vesting and/or performance period.

Incentive Awards

The Administrator has the authority to grant annual and long-term incentive awards. Incentive awards are the right to receive a cash payment to the extent performance goals are achieved. The Administrator will determine all of the terms and conditions of each incentive award, including the performance goals, the performance period, the potential amount payable and the timing of payment, provided that the Administrator must require that payment of all or any portion of the amount subject to the award is contingent on the achievement of one or more performance goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the goals are deemed achieved upon a participant's death, disability or retirement, or such other circumstances as the Administrator may specify. For long-term incentive awards, the performance period must relate to a period of more than one fiscal year.

Dividend Equivalent Units

The Administrator has the authority to grant dividend equivalent units in connection with awards other than options and stock appreciation rights. A dividend equivalent unit is the right to receive a payment, in cash or shares of common stock, equal to the cash dividends or other distributions that we pay with respect to a share of common stock. No dividend equivalent unit granted in tandem with another award may include vesting provisions more favorable to the participant than the vesting provisions, if any, to which the tandem award is subject. A dividend equivalent will be subject to the same vesting, performance and other conditions that apply to the award to which the dividend equivalent relates.

Other Stock-Based Awards

The Administrator may grant to participants other types of awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of our common stock, either alone or in addition to or in conjunction with other awards, and payable in our common stock or cash. Subject to the limits of the Plan, an award may include the issuance of shares of unrestricted common stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of performance goals or otherwise, or rights to acquire common stock from us. The Administrator will generally determine all terms and conditions of the award.

Performance Goals

For purposes of the Plan, performance goals means any goals the Administrator establishes that relate to the Company or any one or more of its subsidiaries, affiliates or other business units, including, without limitation, any of the following: gross premiums written; gross premiums earned; net premiums written; net premiums earned; modeled probable maximum loss (“PML”); PML to premium ratios; modeled average annual loss (“AAL”); AAL to premium ratios; reinsurance costs; book value; revenue; cash flow; total shareholder return; dividends; debt; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net operating profit; net operating profit after taxes; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; return on average equity; return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; capital; cost of capital; cost of equity; cost of debt; taxes; market share; operating ratios; loss ratio, gross (losses and loss adjustment expenses relative to gross premiums earned); loss ratio, net (losses and loss adjustment expenses relative to net premiums earned); expense ratio (sum of all operating expenses less interest expense relative to net premiums earned); combined ratio (loss ratio, net plus the expense ratio; customer satisfaction; customer retention; customer loyalty; strategic business criteria based on meeting specified revenue goals; market penetration goals; investment performance goals; business expansion goals or cost targets; accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions; profit returns and margins; financial return ratios; market performance and/or risk-based capital goals or returns or a combination of the foregoing.

As to each performance goal, the relevant measurement of performance will be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Administrator, will exclude the effects of the following: (1) charges for reorganizing and restructuring; (2) discontinued operations; (3) asset write-downs; (4) gains or losses on the disposition of a business; (5) changes in tax or accounting principles, regulations or laws; (6) mergers, acquisitions, dispositions or recapitalizations; (7) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; (8) extraordinary, unusual and/or non-recurring items of income, expense, gain or loss, as determined by the Administrator; (9) realized capital gains and losses except for periodic settlements and accruals on non-hedge derivative instruments; (10) valuation changes on embedded derivatives that are not hedged; (11) after tax effect of catastrophe losses; (12) any settlement, award or claim paid as a result of lawsuits or other proceedings brought against the Company or any one or more of its Subsidiaries or Affiliates regarding the scope and nature of coverage provided under an insurance policy issued by such company; and (13) assessments imposed by the Florida Insurance Guaranty Association and similar governmental or regulatory bodies. Performance goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The performance goals also may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). In addition, the Administrator may establish other performance goals and provide for other exclusions or adjustments not listed in the Plan.

Effect of Termination of Employment or Service on Awards

The Administrator will have the discretion to determine, at the time an award is made to a participant or any time thereafter, the effect of the participant's termination of employment or service with the Company or its affiliates on the award.

Transferability of Awards

Awards under the Plan generally will be nontransferable, unless the Administrator otherwise permits.

Adjustments

Under the terms of the Plan, if any of the following occurs:

•	the Company is involved in a merger or other transaction in which the common stock is changed or exchanged;

•	the Company subdivides or combines the common stock or declares a dividend payable in common stock, other securities or other property;

•	the Company effects a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of a share of common stock at the time the dividend is declared, or the Company effects any other dividend or other distribution on common stock in the form of cash, or a repurchase of shares of common stock, that the Board determines is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the common stock; or

•	any other event occurs, which, in the judgment of the Board or Committee necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Plan;

then the Administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Plan and subject to certain provisions of the Code, adjust the number and type of shares of our common stock subject to the Plan and which may, after the event, be made the subject of awards; the number and type of shares of our common stock subject to outstanding awards; the grant, purchase or exercise price with respect to any award; and performance goals of an award.

In any such case, the Administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award (without the consent of the holder) in an amount and at a time determined by the Administrator.

Without limitation, if there is a reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a change of control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding shares are not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute for each share then subject to an award and the shares subject to the Plan the number and kind of shares of stock, other securities, cash or other property to which holders of our common stock will be entitled in respect of each share pursuant to the transaction.

In the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the shares (including a reverse stock split), if no action is taken by the Administrator, the adjustments described above will automatically be made.

In connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under the Plan.

Change of Control

Unless otherwise expressly provided in an award agreement or another contract, or under the terms of a transaction constituting a change of control, the Administrator may provide for the acceleration of the vesting or earning and, if applicable, exercisability of any outstanding award, or portion thereof, or the lapsing of any conditions or restrictions on or the time for payment in respect of any outstanding award, or portion thereof, upon a change of control or the termination of the participant's employment following a change of control.

In addition, unless otherwise expressly provided in an award agreement or another contract, or under the terms of a transaction constituting a change of control, the Administrator may provide that any or all of the following will occur in connection with a change of control:

•	the substitution for the shares subject to any outstanding award of securities of a surviving corporation or any successor corporation to the Company, or a parent or subsidiary, in which case the aggregate purchase or exercise price, if any, of the award, or portion thereof, will remain the same,

•	the conversion of any outstanding award into a right to receive cash or other property upon or following the consummation of the change of control in an amount equal to the value of the consideration to be received by holders of our common stock in connection with such transaction for one share, less the per share purchase or exercise price of the award, if any, multiplied by the number of shares subject to the award,

•	acceleration of the vesting (and, as applicable, the exercisability) of any and/or all outstanding awards,

•	the cancellation of any outstanding and unexercised awards upon or following the consummation of the change of control (without the consent of an award holder or any person with an interest in an award),

•	in the case of options or stock appreciation rights, the cancellation of all outstanding options or stock appreciation rights in exchange for a cash payment equal to the excess of the change of control price (as defined in the Plan) over the exercise price of the shares subject to the option or stock appreciation right upon the change of control (or for no cash payment if such excess is zero), and/or

•	the cancellation of any awards in exchange for a cash payment based on the value of the award as of the date of the change of control (or for no payment if the award has no value).

The terms of any awards that are subject to Code Section 409A will govern the treatment of such awards upon a change of control to the extent required for such awards to remain compliant with Code Section 409A, as applicable.

“Change of control” under the Plan means the occurrence of any one of the following:

a.Any person (other than an employee benefit plan of the Company or of any subsidiary of the Company and fiduciaries and certain other parties related to any of these plans) becomes the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

b.The Company is merged or consolidated with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or the Company engages in a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 50% or more of the combined voting power of the Company's then outstanding securities. Notwithstanding the foregoing, a merger or consolidation involving the Company shall not be considered a change of control if the Company is the surviving corporation and shares are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value, unless persons who beneficially owned shares outstanding immediately prior to such transaction own beneficially less than a majority of the outstanding voting securities of the Company immediately following the merger or consolidation;

c.The Company or any affiliate sells, assigns or otherwise transfers assets in a transaction or series of related transactions, if the aggregate market value of the assets so transferred exceeds 50% of the Company's consolidated book value, determined by the Company in accordance with generally accepted accounting principles, measured at the time at which such transaction occurs or the first of such series of related transactions occurs; provided, however, that such a transfer effected pursuant to a spin-off or split-up where stockholders of the Company retain ownership of the transferred assets proportionate to their pro rata ownership interest in the Company shall not be a change of control;

d.The Company dissolves and liquidates substantially all of its assets; or

e.At any time when the “continuing directors” cease to constitute a majority of the Board. For this purpose, a “continuing director” means the individuals who, at the effective date of the Plan, constitute the Board and any new directors (other than directors designated by a person who has entered into an agreement with the Company to effect a change of control transaction) whose appointment to the Board or nomination for election by Company stockholders was approved by a vote of at least two-thirds of the then-serving continuing directors.

If an award is considered deferred compensation subject to the provisions of Code Section 409A, then the Administrator may include an amended definition of “change of control” in the award agreement issued with respect to such award as necessary to comply with, or as necessary to permit a deferral under, Code Section 409A.

The Plan does not provide for a “gross-up” for any excise taxes imposed on golden parachute payments under Code Section 4999. Rather, except to the extent the participant has in effect an employment or similar agreement with the Company or any affiliate or is subject to a policy that provides for a more favorable result to the participant, if any payments or benefits paid by the Company pursuant to the Plan would cause some or all of such payments or benefits in conjunction with any other payments or benefits in connection with a change of control to be subject to the tax imposed by Code Section 4999, then these payments will either be cut back to a level below the amount triggering the tax or be delivered in full, whichever will provide the greater after-tax benefit to the participant.

Termination and Amendment

The Plan's term is indefinite, in that it terminates when all shares reserved for issuance under the Plan have been issued, subject to the Board's right to terminate the Plan at any time. However, no incentive stock options may be granted later than 10 years after the effective date of the Plan. In addition, the Board or the Administrator may amend the Plan at any time, except:

•	the Board must approve any amendment to the Plan if we determine such approval is required by prior action of the Board, applicable corporate law or any other applicable law;

•	stockholders must approve any amendment to the Plan if we determine that such approval is required by Section 16 of the Exchange Act, the listing requirements of any principal securities exchange or market on which our common stock is then traded, or any other applicable law; and

•	stockholders must approve any amendment to the Plan that materially increases the number of shares of common stock reserved under the Plan, the incentive stock option award limits or the per participant award limitations set forth in the Plan, that shortens the minimum vesting requirements under the Plan or that diminishes the provisions prohibiting repricing or backdating stock options and stock appreciation rights.

The Administrator generally may modify, amend or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. Any modification or amendment that materially diminishes the rights of the participant or any other person that may have an interest in the award, or that cancels any award, will be effective only if agreed to by that participant or other person. The Administrator does not need to obtain participant or other interested party consent, however, for the adjustment or cancellation of an award pursuant to the adjustment provisions of the Plan or the modification of an award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which our common stock is then traded, to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any award for the Company, or to the extent the Administrator determines that the action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person(s) with an interest in the award.

The authority of the Administrator to terminate or modify the Plan or awards will extend beyond the termination date of the Plan. In addition, termination of the Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

Cancellation, Disgorgement and Recoupment of Awards

The Committee may cancel an award or require a participant to return to us any compensation received under an award in certain circumstances, such as if the participant is terminated for cause or breaches any restrictive covenants, such as a non-compete, with us. In addition, all awards will be subject to our compensation clawback and recoupment policy as in effect from time to time.

Repricing Prohibited

Neither the Administrator nor any other person may: (1) amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or stock appreciation rights; (2) cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights; or (3) cancel outstanding stock options or stock appreciation rights with an exercise price above the current share price in exchange for cash or other securities.

Backdating Prohibited

The Administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the Administrator takes action to approve such award.

Foreign Participation

To assure the viability of awards granted to participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using the Plan in a foreign country will not affect the terms of the Plan for any other country.

Certain U.S. Federal Income Tax Consequences

The following summarizes certain U.S. federal income tax consequences relating to the Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Stock Options

The grant of a stock option under the Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of our common stock at such time over the exercise price. Subject to the limit under Section 162(m) of the Code, as described below, we will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant's subsequent disposition of the shares of our common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of our common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of our common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, whichever is longer, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of our common stock on the exercise date over the exercise price. Subject to the limit under Section 162(m) of the Code, we will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a stock appreciation right under the Plan will create no income tax consequences to us or to the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of our common stock at such time over the grant price. Subject to the limit under Section 162(m) of the Code, we will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares of our common stock, upon the participant's subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. Subject to the limit under Section 162(m) of the Code, we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of our common stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the grant date of the award in an amount equal to the fair market value of such restricted stock on such grant date (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then, subject to the limit under Section 162(m) of the Code, we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Restricted Stock Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the Plan. Upon the participant's receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and, subject to the limit under Section 162(m) of the Code, we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant's subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares' tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Shares

The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant's receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. Subject to the limit under Section 162(m) of the Code, we will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant's subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares' tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Units

The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant's receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and, subject to the limit under Section 162(m) of the Code, we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant's subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares' tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Incentive Awards

A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and we will generally be entitled to a corresponding income tax deduction.

Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or common stock paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) of the Code generally limits to $1 million the amount that we are allowed each year to deduct for the compensation paid to any person who is, or at any time on or after January 1, 2017 was, the Company’s chief executive officer, chief financial officer or one of the Company’s three most highly compensated executive officers other than the chief executive officer or chief financial officer. All awards granted under the Plan will be subject to this deduction limit.

Code Sections 409A and 280G

Awards under the Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. If the requirements of Code Section 409A are not complied with, then holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. The Plan is intended to permit compliance with Code Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Code Section 409A. To the extent that we determine that any award granted under the Plan is subject to Code Section 409A, the award agreement evidencing such award is expected generally to incorporate the terms and conditions required by Code Section 409A. The Plan and any applicable awards may be modified to exempt the awards from Code Section 409A or comply with the requirements of Code Section 409A.

Code Sections 280G and 4999 may limit our income tax deduction and impose an excise tax on golden parachute payments to participants in the event there is a change of control of the Company. The Plan does not provide for a “gross-up” for any excise taxes imposed on golden parachute payments under Code Section 4999. Rather, except to the extent the participant has in effect an employment or similar agreement with us or any affiliate or is subject to a policy that provides for a more favorable result to the participant, if any payments or benefits paid by us pursuant to the Plan would cause some or all of such payments or benefits in conjunction with any other payments or benefits in connection with a change of control to be subject to the tax imposed by Code Section 4999, then these payments will either be cut back to a level below the amount triggering the tax or be delivered in full, whichever will provide the greater after-tax benefit to the participant. Accordingly, some or all of the amount which would otherwise be deductible may not be deductible with respect to benefits under the Plan that are contingent on or otherwise provided in connection with a change of control of the Company.

New Plan Benefits

On May 4, 2023, the Administrator, as defined in the Plan, approved equity awards to certain members of senior management of the Company, contingent upon stockholder approval of the Plan. The number of shares subject to the awards granted to each of the members of senior management is reflected in the following table:

Members of Senior Management	Dollar Value ($)(1)	Number of Contingent RSUs	Number of Contingent PSUs	Number of Contingent Options
B. Bradford Martz	495,000	38,106	76,212	53,652
Christopher Griffith	272,250	20,958	41,917	29,508
Brooke Adler	206,250	15,878	31,755	22,355
Antonio Gonzalez	165,000	12,702	25,404	17,884
Total	1,138,500	87,644	175,288	123,399

Executive Group	973,500	74,942	149,884	105,515
Non-Executive Director Group	—	—	—	—
Non-Executive Officer Employee Group	165,000	12,702	25,404	17,884
Total	1,138,500	87,644	175,288	123,399
(1) Restricted stock and performance stock units are valued based on the closing price on the date of grant. No dollar value is ascribed to stock options.

If the stockholders do not approve the Plan, the foregoing contingent awards shall not be granted and the Administrator will consider what course of action to follow with respect to future compensation. Other than with respect to the awards set forth above, the number, amount and type of awards to be granted in the future to eligible persons under the Plan cannot be determined at this time. Future awards under the Plan will be granted at the discretion of the Administrator, and therefore are not determinable.

Required Vote

In order to approve Proposal Two, the holders of a majority of the common stock, present via live webcast or represented by proxy, and entitled to vote at the Annual Meeting, must vote "for" this proposal. Abstentions will have the same effect as votes against Proposal Two. Your broker is not entitled to vote your shares on this matter if no instructions are received from you, and broker non-votes will have no effect on the outcome of Proposal Two.

RECOMMENDATION OF THE BOARD

The Board recommends a vote FOR the approval of the Plan. Proxies solicited by the Board will be voted FOR the approval of the Plan unless the stockholder has specified otherwise.

PROPOSAL THREE – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has approved the engagement of Deloitte as the independent registered public accounting firm to perform an audit of our consolidated financial statements for the fiscal year ending December 31, 2024. Deloitte has served as our auditor since 2018. Deloitte has advised our Audit Committee that neither it, nor any of its members, has any direct financial interest in ACIC as a promoter, underwriter, voting trustee, director, officer or employee. Though we do not expect a representative of Deloitte to attend our Annual Meeting, if a Deloitte representative does attend, the representative will respond to appropriate questions and will have the opportunity to make a statement if the representative desires to do so.
The Board is asking our stockholders to ratify our Audit Committee’s appointment of Deloitte as our independent registered public accounting firm for the 2024 fiscal year. The appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024 will be ratified if the number of “for” votes cast on Proposal Three exceeds the number of “against” and “abstain” votes. Abstentions will be included in the calculation of the number of shares represented and entitled to vote at the Annual Meeting and will therefore count as votes against the ratification of the appointment of Deloitte. Brokers will have discretionary authority to vote on Proposal Three.

Although none of our Certificate of Incorporation, our Bylaws, or any other document or agreement requires ratification, the Board submits the appointment of Deloitte to our stockholders for ratification because we value our stockholders’ views on the appointment of our independent registered public accounting firm. If our stockholders do not ratify the appointment of Deloitte, we will consider such result as a direction from the stockholders to our Audit Committee to consider the appointment of a different firm and our Audit Committee will reconsider whether to retain Deloitte. In such event, our Audit Committee may retain Deloitte notwithstanding the fact that the stockholders did not ratify the appointment, or may appoint another accounting firm without re-submitting the matter to a stockholder vote. Even if stockholders ratify the appointment, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interest and, thus, in our stockholders’ best interest.
RECOMMENDATION OF THE BOARD
The Board and the Audit Committee recommend a vote FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

AUDIT COMMITTEE REPORT
As part of its oversight responsibility, the Audit Committee reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of ACIC's internal control over financial reporting with management and Deloitte. The Audit Committee also has discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee also has discussed with Deloitte that firm’s independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in ACIC's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Sherrill W. Hudson, Chairman
Patrick F. Maroney
Kern M. Davis, M.D., NACD.DC

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

Our Audit Committee requires that management obtain the prior approval of the Audit Committee for all audit and permissible non-audit services that our independent registered public accounting firm will provide. At regular meetings or as needed during the year, the Audit Committee reviews and approves proposals for such services, including the estimated fees the independent registered public accounting firm will charge. The Audit Committee Chairman may approve permissible non-audit services in an amount up to $10,000, and notifies the full Audit Committee of such approvals at its next scheduled meeting.

AUDIT AND RELATED FEES

The following table summarizes the approximate fees our current auditor, Deloitte, billed us for services rendered during fiscal years 2023 and 2022, all of which were pre-approved by our Audit Committee in accordance with the procedures described above.

(in thousands)	2023	2022
Audit Fees	$1,360	$1,396
Audit-Related Fees	—	—
Tax Fees	121	35
All Other Fees	—	11
Total	$1,481	$1,442

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following individuals serve as our executive officers:

	AGE	POSITION
R. Daniel Peed	61	Chief Executive Officer and Chairman of the Board
B. Bradford Martz	52	President
Christopher Griffith	48	Chief Operating Officer and Chief Information Officer
Brooke Adler	47	General Counsel
Svetlana Castle	42	Chief Financial Officer
James Gray	61	Chief Compliance and Risk Officer

R. DANIEL PEED has served as our CEO and Chairman of the Board since July 2020. Mr. Peed has served as a member of the Board since 2017. Mr. Peed served on the board of AmCoastal, our wholly-owned subsidiary that we acquired as part of our acquisition of AmCo, from 2007 to 2017. Mr. Peed is the co-founder and served as Non-executive Vice Chairman of AmRisc, the managing general agent of AmCoastal, from December 2000 to December 2018. From 1991 to 2000, Mr. Peed served as Senior Vice President of SOREMA North America Reinsurance Company, Fulcrum Insurance. In addition, from 1985 to 1991, Mr. Peed was a supervisor at Factory Mutual Engineering Association. Mr. Peed has a B.S in petroleum engineering from Texas A&M University and an MBA with a concentration in insurance from the University of North Texas. Mr. Peed also holds the CPCU and ARe designations and a Professional Engineering designation in fire protection.

B. BRADFORD MARTZ has served as our President since July of 2020. He also served as our CFO from October 2012 to January 2024. From 2001 until his appointment as our CFO, Mr. Martz held a series of financial roles with progressively responsible leadership experience leading to becoming CFO in 2007 of Bankers Financial Corporation, a Florida-based diversified holding company system with operations in the property and casualty insurance, life/annuity insurance, warranty, insurance agency, insurance business process outsourcing and real estate markets. From 1996 to 2001, Mr. Martz was the CFO of Bonded Builders Service Corporation, a Florida domiciled specialty insurer focused on new home warranty offerings nationwide. Mr. Martz is a Certified Public Accountant licensed in Florida and also holds the Global Certified Management Accountant designation from the American Institute of Certified Public Accountants. Mr. Martz obtained a B.S. in Finance from the University of Colorado at Boulder and an MBA from Northeastern University.

CHRISTOPHER GRIFFITH has served as our Chief Information Officer since October 2018. He has over 25 years of technology-related experience, with over 17 in the insurance industry. Prior to his time at the Company, Mr. Griffith served as the Vice President and Chief Information Officer of Safety National Casualty Corp ("Safety National"), a specialty insurance and reinsurance provider (from April 2013 to September 2018). While at Safety National, Mr. Griffith was responsible for the data and digital initiatives of the company, as well as oversight and development of over 200 IT professionals.  Previously, Mr. Griffith has served in various executive-level IT positions across multiple industries. Mr. Griffith holds a B.S. in Computer Science from the University of South Carolina, as well as an Executive MBA from the University of Missouri-Columbia.

BROOKE ADLER has served as General Counsel since April 2021 and joined as our Assistant General Counsel in 2020. Prior to joining our Company, Ms. Adler served as General Counsel to a multi-state property insurance company, and has held a variety of roles with other insurance groups in the domestic Florida market. Her experience includes regulatory compliance, mergers and corporate formations, licensing, and claims litigation. A member of the Florida Bar, Ms. Adler holds a B.A. degree from the University of South Florida and a J.D. from Seton Hall University.

SVETLANA CASTLE has served as our CFO since January 2024. Prior to joining ACIC, Ms. Castle spent 16 years at Bankers Financial Corporation, a Florida-based holding company with operations in the property and casualty insurance, warranty, PEO and real estate markets. Ms. Castle held progressive roles at Bankers Financial Corporation, including Chief Financial Officer for a suite of Florida and Louisiana property and casualty companies and Chief Accounting Officer for the Holding Company. Ms. Castle’s experience includes oversight of accounting, treasury, investments, FP&A and audit functions, reinsurance, due diligence on the buy and sell side, regulatory compliance and presentations to rating agencies. Miss Castle is a Certified Public Accountant, licensed in the state of Florida. She started her career teaching Mathematics. Ms. Castle holds a B.S. in Education and a J.D. from

Voronezh State University, a B.A. in Accounting from University of South Florida and Masters in Professional Accounting from University of Texas, Austin, all with Honors.

JAMES GRAY has served as our Chief Compliance and Risk Officer since January 2024. Mr. Gray served in various roles at the Company in finance, internal audit, and enterprise risk management since 2017. Mr. Gray served as CFO of American Coastal Insurance Company from 2015 to 2017. From 1993 through 2015 Mr. Gray held various positions at Thomas Howell Ferguson PA (THF) until he became a Shareholder in 1997. During his tenure at THF he spent a significant amount of time working in the areas of audit, tax, compliance, and strategic planning matters within the insurance industry. In addition, he led the technology change from paper documented to digital documented audits, tax preparation, data manipulation, and data storage for the firm. From 1987 – 1993 he worked for Ernst & Whinney, Arthur Young, and then Ernst & Young where he was a member of the southeast regional insurance tax practice. Mr. Gray is a Certified Public Accountant, licensed in the state of Florida. Mr. Gray holds a B.S. in Finance from the University of Tennessee Chattanooga.

As previously disclosed, our subsidiary, UPC, was placed into receivership on February 27, 2023, as a result of losses incurred from Hurricane Ian. All of our executive officers, except James Gray and Svetlana Castle were officers of UPC.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis describes our executive compensation program and philosophy and reviews the actions taken by our Compensation and Benefits Committee ("Committee") concerning the compensation of our Named Executive Officers ("NEOs"), who are listed below, for the fiscal year ending December 31, 2023:

•R. Daniel Peed - CEO and Chairman of the Board
•B. Bradford Martz - President and CFO (until January 2024, and then President)
•Christopher Griffith - Chief Operating Officer & Chief Information Officer
•Brooke Adler - General Counsel

2023 MANAGEMENT CHANGES

There were no changes in 2023 with respect to our senior leadership team.

2023 COMPANY PERFORMANCE HIGHLIGHTS

FINANCIAL HIGHLIGHTS. We reported our best year since inception, with net income from continuing operations improving $122.2 million year-over-year. These results are the product of expense reduction efforts resulting in decreased operating expenses of $26.9 million and decreased loss and loss adjustment expenses incurred of $71.9 million. Gross written premiums increased 17.1%, driven by a $127.6 million increase in commercial lines written premiums, as we focus on becoming a specialty commercial lines underwriter. This was partially offset by decreased personal lines written premiums of $29.8 million as a result.

($ in thousands, except per share, ratios and policies in-force)	Year Ended December 31,
	2023	2022

Total net revenues from continuing operations	$286,543	$269,791
Income (loss) from continuing operations, net of tax	$82,198	$(40,004)
Income (loss) from discontinued operations, net of tax	$227,713	$(429,962)
Consolidated net loss attributable to ACIC	$309,911	$(469,855)

Earnings available to ACIC common stockholders per diluted share
Continuing Operations	1.85	(0.93)
Discontinued Operations	5.13	(9.98)
Total	6.98	(10.91)

Combined ratio(1)	66.0%	106.2%
Return on average equity, trailing twelve months	439.5%	(307.4)%

Policies in-force(2)	22,848	254,275
(1) Calculated as continuing operating expenses less interest expense relative to continuing operations net premiums earned.
(2) 2022 includes policies in-force attributable to UPC, which was placed into receivership in February 2023.

	December 31,
($ in thousands, except per share and ratios)	2023	2022	% Change
Investment and Cash holdings attributable to continuing operations	$369,022	$340,905	8.2%

Book value per share	$3.61	$(4.21)	185.8%

See the sections titled RESULTS OF OPERATIONS, GEOGRAPHIC MARKETS and ANALYSIS OF FINANCIAL CONDITION as well as the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, for additional information about the financial highlights included herein.

STRATEGIC HIGHLIGHTS. During 2023, we achieved several goals which were consistent with our strategy to become a specialty commercial lines underwriter and are optimistic about future performance for the following reasons:

•Improvements in results: The Company reported its best year since inception, with net income from continuing operations improving $122.2 million. These results are the product of expense reduction efforts, and decreased losses, which drove a $98.8 million decrease in total expenses year over year.
•Focus on risk selection: During 2023, we continued to work to restrict new business through the adjustment of underwriting guidelines as needed. We continue to evaluate new and renewal business to ensure adequate coverage levels for our policies to combat rising construction costs experienced in 2022 and 2023.
•Significant underwriting actions: During 2023, we continued to take rate increases on both our commercial and personal lines portfolios, where actuarial results indicate, increasing premiums while reducing exposure.
•Portfolio Realignment: During 2023, we identified a buyer for Interboro Insurance Company ("IIC") to complete our exit from the personal lines business. We entered into a non-binding term sheet on October 6, 2023 for the sale of IIC whereby the buyer will acquire 100% of the issued and outstanding common stock of IIC in exchange for a cash purchase price equal to the GAAP book value of IIC at the time of closing, subject to negotiating and entering into definitive documents containing customary terms and conditions and obtaining regulatory approval(s).

Role of the Compensation and Benefits Committee and Management in the Compensation-Setting Process. Our Committee’s role in reviewing and approving executive compensation includes the annual review and approval of goals, risks and objectives relevant to senior management compensation and approval of equity-based awards for the CEO and other senior management. The Committee's duties and responsibilities are further set forth in the Committee’s charter as described under the section entitled Board Committees above. The Committee's charter can also be found at the following url: https://investors.amcoastal.com/overview/documents/.

Compensation for our CEO is reviewed and approved by the Committee following consultation and input from its independent compensation consultant, Pay Governance LLC. During 2023 (like 2020 through 2022), Mr. Peed declined all base salary and incentive compensation beyond what he would receive as Chairman of the Board.
For our other executives, our CEO makes recommendations to the Committee for base salaries and Annual Incentive Plan targets. The Committee considers those recommendations and other relevant factors in making its final compensation decisions. The incentive compensation plans are described in more detail under the Incentive Compensation subsection of the section titled Elements of Executive Compensation.
The Chairs of the Audit and Investment Committees serve on the Committee. These directors bring information and perspective from the work of other committees to provide insight to assist the Committee in executing its role, including its role in risk management oversight and fulfilling its obligations under the Committee charter.

The Committee has the authority to engage consultants and advisors pursuant to its charter. For fiscal 2023, the Committee continued to rely on Pay Governance LLC, which provided assistance to the Committee in competitive trends in executive compensation, marketplace data on executive pay levels and on the implementation of the Company’s incentive plans. Pursuant to regulatory requirements, the Committee assessed Pay Governance LLC's independence in 2023 and concluded that Pay Governance LLC's work did not raise any conflicts of interest.

Summary of 2023 Compensation Actions. In 2023, our Committee continued its focus on managing our compensation program consistent with our compensation philosophy, which is described below under Overview of our Executive Compensation Philosophy and Objectives. Actions taken or approved by our Committee relative to the compensation programs for our executive officers for 2023 included the following:

•Reviewed the performance of our executive officers, including our NEOs but excluding our CEO, with assistance from our CEO and determined the structure and amount of base salary and bonus compensation for our executive officers for 2023 as seen in the Elements of Executive Compensation and Executive Compensation subsections, respectively.

•Reviewed the Annual Incentive Plan, which includes both quantitative corporate financial performance targets and an individual qualitative executive performance metric, with seventy percent (70%) of the annual target weighted toward corporate financial performance. The composition and design of our Annual Incentive Plan program is described in more detail in the Elements of Executive Compensation section.

•Reviewed our Long-Term Incentive Plan grants, which include performance units, as well as time-vested restricted stock units and stock options for senior management and restricted stock awards for our CEO in his capacity as Chairman of the Board. The design of our Long-term Incentive Plan is described in more detail in the Elements of Executive Compensation section.

•Reaffirmed our group of peer companies pursuant to which executive compensation can be measured, both for base salary and incentive-based compensation.

Overview of our Executive Compensation Philosophy and Objectives. We believe that a skilled, experienced and dedicated senior management team is essential to the future success of our Company and to building stockholder value. In order to attract and retain talented executives with these qualities as well as to motivate management to maximize performance while building stockholder value, we have sought to establish compensation programs that we believe are competitive in the marketplace. We also have a “pay-for-performance” philosophy, meaning that our compensation program is intended to pay above market compensation to our NEOs other than our CEO if the performance of the Company delivers higher value to the stockholders, and below-market compensation if the Company's financial performance delivers below market-median value to its stockholders.

Three long-term objectives drive the Committee’s decisions regarding the executive compensation elements, including incentive plan design and award levels. These objectives are as follows:

Build long-term stockholder value - We provide a significant portion of executive compensation through long-term incentive compensation and stock-based opportunities to emphasize compensation programs that we believe are linked to maximizing stockholder value over the long term;

Drive sustained, strong business and financial results - We provide a significant portion of executive compensation through incentive compensation programs that are linked to our Company achieving targeted increases in earnings per share, return on equity and gross premiums earned; and

Attract, motivate, and retain a highly qualified and effective executive team - The attraction, motivation, and retention of top executive talent is critical to our continued success. Therefore, the Committee considers broad-based surveys that reveal executive compensation levels in the industry to gain a general understanding of compensation practices.

Pay Mix. The key components of our compensation program for our NEOs for 2023 were base salary, annual cash incentive awards under our Annual Incentive Plan, time-vesting restricted stock awards, performance stock units and stock options under our Long-Term Incentive Plan, Retention Payments, and other compensation consisting primarily of matching 401(k) contributions and health and welfare benefits (excluding our CEO who declined all compensation other than his compensation for services as Chairman of the Board). Each component of our compensation program has an important role in creating compensation arrangements that motivate and reward strong performance and in retaining the NEOs who deliver robust results.

The Committee prioritizes incentive-based "pay-for-performance" compensation programs when developing annual total compensation for our NEOs.

As shown in the chart below, 62.2% of the total target compensation was linked to annual and long-term performance-based incentives for all NEOs (excluding the CEO) who were eligible for the AIP and LTIP compensation.

Peer Group. To ensure that our NEO compensation program is competitive and will allow us to meet our objective of attracting and retaining talented executives, the Committee, with the assistance of Pay Governance LLC, established a group of peer companies on which to compare compensation for the executives with compensation received by the executives of our competitors. In fiscal 2023, the Committee updated our designated comparison group of nine publicly-listed companies of varying sizes within the insurance industry which primarily was used to compare Return on Average Equity under our Long-Term Incentive Plan grants, but which was also used for benchmarking executive compensation. The designated comparison group for 2023 consisted of the following companies:

Company	Ticker	Company	Ticker
Global Indemnity	GBLI	Hippo Holdings, Inc.	HIPO
HCI Group	HCI	United Fire Group, Inc.	UFCS
Palomar	PLMR	Universal Insurance Holdings, Inc.	UVE
Kingstone Companies	KINS	Donegal Group	DGICA
Heritage Insurance Holdings	HRTG

Elements of Executive Compensation.

BASE SALARY. In general, the base salary of each executive is initially established through arm's-length negotiations at the time the individual is hired, including consideration of the individual's qualifications, experience, level of responsibility, as well as internal pay equity considerations. Employment agreements of the NEOs (other than our CEO who does not have an employment agreement) provide that the individual NEO shall receive an annual base salary. These agreements permit base salary to be increased on an annual basis at the discretion of the Committee during the term of employment. Pursuant to each employment agreement, base salaries may not be decreased during the individual's term of employment.

We believe base salaries should be competitive based upon an executive officer’s scope of responsibilities, the market compensation of similarly situated executives, and the relative talent of the individual executive. When establishing base salary for an executive, we also consider other factors such as internal consistency, and for new hires, salary paid by a former employer. Based on the foregoing considerations, in 2023 the Committee approved the salaries for each of the NEOs. Our NEOs' base salaries for 2023 were as follows:

Named Executive Officer	2023 Base Salary
R. Daniel Peed(1)	$—
B. Bradford Martz	523,688
Christopher Griffith	452,025
Brooke Adler	370,125
(1) R. Daniel Peed, our CEO, has declined any compensation other than what he receives for serving as Chairman of the Board and thus did not receive a base salary in fiscal 2023.

In addition, the Committee approved the following salary increases for our NEOs that became effective January 1, 2024:

Named Executive Officer (1)	2024 Base Salary (as of 1/1/24)
B. Bradford Martz	525,000
Christopher Griffith	460,000
Brooke Adler	400,000
(1) R. Daniel Peed, our CEO, has declined any compensation other than what he receives for serving as Chairman of the Board and thus will not receive a base salary in fiscal 2024.

INCENTIVE COMPENSATION. The award of incentive compensation for our NEOs under our Annual Incentive Plan and performance-based compensation under our long-term incentive plan is based on achieving certain annual corporate performance goals included in our 2020 Omnibus Incentive Plan (our "Long-Term Incentive Plan"). As to each performance goal, the relevant measurement of performance will be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Committee, will exclude the effect of various items set forth in the "Performance Goals" section in the 2020 Omnibus Incentive Plan.

Annual Incentive Plan - Our NEOs as well as certain other management employees, participate in the Annual Incentive Plan, which provides participants an opportunity to earn a cash bonus upon achievement of key financial performance objectives approved by the Committee. Within the overall context of our compensation philosophy and culture, the Annual Incentive Plan:

•provides competitive levels of total cash compensation;
•aligns pay with organization and individual performance; and
•focuses executive attention on key business metrics.

In setting the performance goals under the Annual Incentive Plan, our intention is to provide for challenging and ambitious targets to further our overall goal of increasing stockholder value. Though challenging, we believe the goals are attainable through a collaborative effort by our NEOs. The Committee reviews and approves payouts made under the Annual Incentive Plan. The 2023 Annual Incentive Plan was designed with three metrics:
•Financial Goals: Represent 70% of target award value equally weighted between average increase in personal line renewal rates and core income after-tax return on equity;
•Individual Qualitative Performance: Represents 30% of target award value.

Core income is a non-GAAP measure reported by ACIC that excludes from net income the effect of income (loss) from discontinued operations, non-cash amortization of intangible assets, unrealized gains and losses on the Company's equity security investments and realized gains and losses on the Company's investment portfolio. For the purposes of incentive compensation goal calculations, the core income after tax return on equity shall be further adjusted to remove the after-tax effect of losses from named or numbered tropical windstorms as designated by the National Hurricane Center and earthquakes.

The range of potential payouts under the Fiscal 2023 Annual Incentive Plan is described in the table below:

Performance Metric	Weighting	Threshold (Earns 50%)	Target (Earns 100%)	Maximum (Earns 150%)

Gross Expense Ratio	35%	30%	27.5%	25%

Core income after-tax return on beginning equity	35%	5%	7.5%	15%

Qualitative Performance	30%		Discretionary Evaluation

Fiscal 2023 gross expense ratio was approximately 28.3%, 0.8% above target rate increases. Fiscal 2023 core income after-tax return on equity was 84.7% above target. The Committee also determined, in consultation with Pay Governance LLC, that each of the NEO's individual performance warranted payment exceeding target payment of the qualitative metric. Taking into consideration these outcomes, as well as the NEO's respective contributions to our strategic goals, the Committee approved payment under the Annual Incentive Plan to our NEOs for 2023 described below and as further detailed in the 2023 Summary Compensation Table under the column titled Non-Equity Incentive Plan Compensation. R. Daniel Peed, our CEO, has declined any compensation other than what he receives for serving as Chairman of the Board. The following table sets forth the calculation of annual incentive award payments to each of our NEOs for fiscal 2023 after applying the performance metrics and individual performance objectives evaluations:

NEO	Target Award	Weighted Average (expense ratio and core return on equity)	Weighted Qualitative Performance	AIP Payout % of Target	AIP Payout
R. Daniel Peed	$0	—%	—%	—%	$0
B. Bradford Martz	$346,500	82.0%	37.5%	119.5%	$414,537
Christopher Griffith	$254,100	82.0%	37.5%	119.5%	$303,994
Brooke Adler	$237,600	82.0%	37.5%	119.5%	$284,253

Long-Term Incentive Plan - The Committee implemented our Long-Term Incentive Plan because it believes that long-term incentives are an essential part of our total compensation package, which is intended to promote ownership, higher performance and ultimately higher stockholder return. Additionally, the Committee intends for the Long-Term Incentive Plan to further the following four key objectives that fit within the overall context of our compensation philosophy and culture:
•Pay for Performance: Emphasize variable compensation that is linked to our performance to generate and reward superior corporate performance;

•Alignment of Interests: Incorporate performance metrics that link executives' incentive goals with the interests of our stockholders;

•Long-Term Success: Support and reward executives for consistent performance over time and achievement of our long-term strategic goals; and

•Retention: Attract and retain highly qualified executives whose abilities are critical to our success and competitive advantage.

Under our long-term incentive program, we historically made annual grants of time-vesting restricted stock to our executive officers if predetermined corporate performance targets were achieved. Restricted stock awards for our NEOs vested ratably over the three years following the grant date, contingent on continued employment, unless the executive was terminated by us other than for cause. The number of shares of time-vesting restricted stock granted was based on the target dollar value of the award divided by the closing price of our stock on the date of grant.
Since fiscal 2018, on the advice of Pay Governance LLC, the Committee has incorporated both performance and time-based awards in our long-term incentive program. The Committee believes this plan design remains consistent with the goal of attracting and retaining highly qualified executives, while rewarding company performance aligned with the interests of our stakeholders.
In fiscal 2023, we granted restricted stock units, performance stock units and stock options to our NEOs (other than our CEO) which vest ratably over the three years following the grant date, also contingent on continued employment and meeting performance goals and the approval of Proposal Two, described above. The program design is described below:

Vehicle	Percentage of Target Award	Key Metrics
Options	25%	Granted at fair value under the Black-Scholes Model Vest ratably over three years Exercise price set at fair market value on the date of grant

Restricted Stock Units ("RSUs")	25%	Granted at fair market value on the date of grant Vest ratably over three years

Performance Stock Units ("PSUs")	50%
Granted at fair value on the date of grant
One third of award will vest each April subject to performance against the peer group
Allows for vesting between 50% Threshold and 150% of target award (Maximum)

Each PSU grant consists of three annual tranches that individually are eligible to vest based on the applicable year's performance against target. For the fiscal 2023 PSUs, the Committee utilized the Company's GAAP Return on Average Equity ("GAAP ROAE") versus that of its peers as the performance metric. The Committee set a target goal for PSUs that is challenging, but capable of being achieved with significant performance. Failure to achieve threshold performance of 750 basis points below the peer group median in any fiscal year will result in failure of vesting of that tranche of the award. The award of each tranche of PSUs is capped at 150% of target if the Company's performance is 750 basis points above the peer group median. Based on fiscal 2023 financial results, the Company's GAAP ROAE was above the peer group median and above the maximum threshold, resulting in the maximum vesting of 150% of the third tranche of the fiscal 2021 PSUs, the second tranche of the fiscal 2022 PSUs and the first tranche of the fiscal 2023 PSUs. The tables below outline the PSUs of our NEOs that vested in fiscal 2023.

NEO	Fiscal 2023 PSU Grant (1)	PSUs Eligible for Vesting in 2024	First Tranche Earned PSUs
R. Daniel Peed	—	—	—
B. Bradford Martz	76,212	25,404	38,106
Christopher Griffith	41,917	13,972	20,958
Brooke Adler	31,755	10,585	15,878
(1) These grants are contingent on approval of Proposal Two, outlined above.

NEO	Fiscal 2022 PSU Grant	PSUs Eligible for Vesting in 2024	First Tranche Earned PSUs	Second Tranche Earned PSUs
R. Daniel Peed	—	—	—	—
B. Bradford Martz	117,647	39,216	—	58,824
Christopher Griffith	64,706	21,569	—	32,354
Brooke Adler	49,019	16,340	—	24,510

NEO	Fiscal 2021 PSU Grant	PSUs Eligible for Vesting in 2024	First Tranche Earned PSUs	Second Tranche Earned PSUs	Third Tranche Earned PSUs
R. Daniel Peed	—	—	—	—	—
B. Bradford Martz	33,279	11,093	—	—	16,640
Christopher Griffith	12,175	4,058	—	—	6,087
Brooke Adler	—	—	—	—	—
OTHER COMPENSATION. We have a 401(k) plan that generally covers all of our employees who have completed 90 days of service. Pursuant to our 401(k) plan, participants may elect to make pre-tax contributions up to the statutorily prescribed annual limits. Our NEOs who participate in the 401(k) plan receive matching contributions under our 401(k) plan in the same manner as all of our employees who participate in the plan. During 2023, we matched 100% of each participant's pre-tax contributions up to the first 5% of such participant's base salary up to the maximum allowed by the plan. Our CEO does not participate in the 401(k) plan.
Our executive officers receive health and welfare benefits, such as group medical, group life, group dental and short-term and long-term disability coverage. We believe that our executives should be able to provide for their retirement needs from the total annual compensation they earn based on our Company's performance. Accordingly, other than employer matching contributions to the accounts of our NEOs (other than our CEO) under our 401(k) Plan (at the same matching contribution rate that we provide to all eligible full-time employees), we do not offer executives participation in any qualified or non-qualified pension plans, supplemental executive retirement plans, deferred compensation plans or other forms of compensation for retirement.
Other Highlights of Our Compensation Programs. We periodically review best practices in the area of executive compensation and update our compensation policies and practices to reflect those that we believe are appropriate for our company. In addition to the short- and long-term performance compensation described in the Elements of Executive Compensation section above, our program also includes the following:

•We pay for performance, offering our NEOs the opportunity to earn a substantial amount of variable compensation based on our Company achieving certain performance targets.

•We encourage long-term decision making, as our annual Long-Term Incentive Plan awards span a three-year time period, and the ultimate value of the options granted, restricted stock units granted and performance stock units earned are determined by our performance over the three years (due to three-year vesting periods, with PSUs eligible to vest in three ratable tranches).

•We do not provide heightened change of control severance benefits for any NEOs under their employment agreements.

•Our equity compensation plan does not permit repricing of stock options without stockholder approval.

•We do not guarantee salary increases or bonuses for our executive officers.

Stock Ownership Guidelines. In 2019, the Board adopted stock ownership guidelines ("Ownership Guidelines") for our CEO, CFO, other Section 16 officers and members of our Board. The Ownership Guidelines were adopted to demonstrate the Company’s commitment to stockholders and employees, customers and vendors.
The following ownership target amount categories will remain in place until changed by the Compensation and Benefits Committee:

Non-Employee Board members	4 x Annual Cash Retainer
Chief Executive Officer	5 x Annual Base Salary
Chief Financial Officer	3 x Annual Base Salary
Other Section 16 Officers	2 x Annual Base Salary

The salary threshold for our CEO takes into account his annual cash retainer as Chairman of the Board. In any event, he has significant equity ownership in the Company as described below under Beneficial Ownership.

Securities eligible to meet the targets include the following:

•Stock held individually or jointly with a spouse or held in trust for others, whether purchased on the open market, received upon vesting of restricted stock or restricted stock units, received upon the exercise of stock options, or otherwise;

•Unvested restricted stock or units, unless vesting is performance-based; and

•Any Company stock held within a 401(k) account.

Stock options (vested or unvested), performance stock or units (unearned) and pledged securities are not eligible securities for purposes of complying with these ownership targets.

Covered individuals employed or serving as non-employee Board members as of August 1, 2019 will have until December 31, 2024 to meet the ownership targets above, except that any covered individuals hired, promoted or elected to the Board within twelve months preceding August 1, 2019 shall have until December 31, 2025 to meet these ownership targets. Covered individuals hired, promoted or elected after August 1, 2019 have five years from the date of hiring, promotion or election, as applicable, to reach the applicable ownership target.

Compensation Clawback Policy. On March 21, 2019, the Committee adopted the Compensation Clawback and Recoupment Policy (“Clawback Policy”), which provides for the recoupment of bonus or incentive-based compensation paid or to be paid to the Company’s Section 16 officers in the event of a restatement of financial results or similar revisions of performance indicators upon which incentive compensation is based.

Anti-Hedging Policy. On July 31, 2019, our Board adopted an anti-hedging policy. Under the Anti-Hedging Policy, all Company employees, officers and directors are prohibited from engaging in transactions that are designed to or that may reasonably be expected to have the effect of hedging of any securities of the Company, either through transactions in the Company’s securities or through the use of financial instruments designed for such purposes, such as prepaid variable forward contracts, short sale instruments, puts, calls, equity swaps, collars, units of exchangeable funds or other derivative instruments.
Severance and Change of Control Arrangements. We offer severance benefits because we compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to NEOs. We have entered into employment agreements with each of our NEOs, excluding our CEO, which provide for severance benefits if we terminate the NEO without cause. These severance benefits consist of base salary continuation, paid COBRA coverage for a period of time specified in the employment agreements and a prorated portion of the executive’s annual incentive bonus. Additionally, under the terms of restricted stock awards granted to our NEOs pursuant to the fiscal 2022 awards, accelerated vesting of any unvested restricted stock and option awards granted in fiscal 2022 will only be accelerated in the event of a termination without cause or for "good reason" within two years following a change in control. Please refer to the discussion below under Potential Payments upon Termination or Change of Control for a more detailed discussion of our severance and change of control arrangements.
Advisory Votes on Compensation. The Board recognizes the fundamental interest that our stockholders have in the compensation of our executive officers. At the 2022 Annual Meeting of Shareholders, approximately 98% of the votes cast were in support of the compensation of the Company's executive officers. This vote has not resulted in any changes to our compensation program or philosophy. At the 2022 Annual Meeting of Shareholders, the shareholders voted in favor of an advisory vote on compensation to occur on a three-year basis. Accordingly, the next advisory vote on compensation will occur at our 2025 Annual Meeting of Shareholders.
Future advisory votes on executive compensation will serve as an additional tool to guide the Committee in evaluating the alignment of the Company's executive compensation program with the interests of the Company and its stakeholders.
Tax Considerations. The Committee has considered the impact of Section 162(m) of the Code with respect to the compensation paid to our NEOs. As relevant to fiscal 2023 compensation, Section 162(m) places a limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to any person who is or at any time after December 31, 2016 was its CEO, CFO or one of its three other most highly compensated executive officers, with certain exceptions for agreements that were in effect as of November 17, 2017. No NEO exceeded the amount deductible in 2023. The Committee recognizes the need to retain flexibility to make compensation decisions that may result in the payment of compensation that is not deductible and accordingly reserves the authority to approve potentially non-deductible compensation when deemed appropriate.
Compensation and Benefits Committee Report. Our Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, our Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Kent G. Whittemore, Chair
Sherrill W. Hudson
Alec L. Poitevint, II

EXECUTIVE COMPENSATION

2023 SUMMARY COMPENSATION TABLE

The following Summary Compensation Table displays the compensation received by each of our NEOs during the years ended December 31, 2023, 2022 and 2021:

	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards (3)	Non-Equity Incentive Compensation Plan(4)	All Other Compensation(5)	Total
R. Daniel Peed	2023	$150,000	$—	$26,250	$—	$—	$—	$176,250
CEO and Chairman of Board	2022	150,000	—	11,600	—	—	300	161,900
	2021	150,000	—	29,400	—	—	1,200	180,600

B. Bradford Martz	2023	519,532	—	495,000	165,000	414,537	19,052	1,613,121
President and CFO	2022	494,792	—	350,000	150,000	495,000	58,583	1,548,375
	2021	470,833	—	307,500	289,888	283,500	34,122	1,385,843

Christopher Griffith	2023	448,437	—	272,250	90,750	303,994	18,860	1,134,291
Chief Operating Officer & Chief Information Officer	2022	427,083	—	192,500	82,500	363,000	45,856	1,110,939
	2021	396,098	—	112,500	178,221	207,900	23,436	918,155

Brooke Adler	2023	365,313	—	206,250	68,750	284,254	18,040	942,607
General Counsel	2022	325,128	—	145,833	62,500	297,000	39,020	869,481

(1)    Represents director fees paid in cash to Mr. Peed for his services as a member of the Board. He received $75,000 in cash in 2023, 2022 and 2021, for his services as director. In 2023, 2022 & 2021, he also received $75,000 for his services as Chairman of the Board. For the remaining NEOs, this column represents the base salary earned during each fiscal year.
(2)     Represents aggregate grant date fair value of the restricted stock awards, restricted stock units and/or performance units awarded to Messrs. Peed, Martz, Griffith and Ms. Adler. Includes contingent and non-contingent restricted stock awards and restricted stock units and/or performance units granted to Messrs. Peed, Martz, Griffith and Ms. Adler, as applicable, pursuant to our Long-Term Incentive Plan as well as outside of our Long-Term Incentive Plan, which resulted in grants to each of these executives of the aggregate number of shares of restricted stock awards, restricted stock units and performance units shown in the table below (for Mr. Peed the table below reflects the restricted stock awards received for his service as a member of the board):

	2023	2022	2021
R. Daniel Peed	5,000	5,000	5,000
B. Bradford Martz	114,319	205,882	49,919
Christopher Griffith	62,875	113,235	18,263
Brooke Adler	47,633	85,784	—

    The value of the stock awards was computed in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation - Stock Compensation. The amounts included in this column include both contingent and non-contingent awards. The amounts included in this column for the performance units granted during 2023 are calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the performance units granted in 2023, the maximum value of such performance units would be as follows: Mr. Martz - $495,000; Mr. Griffith - $272,250; and Ms. Adler - $206,250. See Note 20 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, for a discussion of the relevant assumptions used in calculating the value of the awards granted prior to December 31, 2023. PSU tranches that were eligible to be earned in fiscal 2023 were forfeited due to the targets not being achieved, as described above, under Elements of Executive Compensation - Long Term Incentives.

The restricted stock awards granted to Mr. Peed are for services performed as a Director of our Board for 2021 through 2023. In 2023, 2022 and 2021, 5,000 shares of our common stock were issued in each year which have or will fully vest on the dates of the 2024, 2023, and 2022 Annual Meetings, respectively.

(3)    Represents aggregate grant date fair value of contingent and non-contingent stock options awarded to Messrs. Martz, Griffith and Ms. Adler, computed in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation - Stock Compensation. See Note 20 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, for a discussion of the relevant assumptions used in calculating the value of the awards granted prior to December 31, 2023.
(4)     Represents the amounts earned under our Annual Incentive Plan for fiscal years 2023, 2022, and 2021.
(5) Represents Company match under our 401(k) plan, group term life insurance, employer contributions to health savings accounts, dividend equivalent units, dividends paid on unvested shares of restricted stock awards and retention agreement payments. For the year ended December 31, 2023, Messrs. Peed, Martz, Griffith, and Ms. Adler received the following:

	401 K Employer Match	Group Term Life Insurance	Gym Reimbursement	Health Savings Account Employer Contribution
R. Daniel Peed	$—	$—	$—	$—
B. Bradford Martz	16,500	552	—	2,000
Christopher Griffith	16,500	360	—	2,000
Brooke Adler	16,500	360	180	1,000

2023 GRANTS OF PLAN-BASED AWARDS TABLE

The following table contains information concerning the plan-based equity and non-equity awards that were granted to our NEOs in 2023. The amounts shown in the columns under the heading "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" represent potential future payments at the time of the grant only. At the time of the grant, whether these amounts (or any portion thereof) would ultimately be received by the NEOs was uncertain because the awards were contingent on the achievement of performance goals and the NEOs' continued employment. The awards in the columns under the heading "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" were granted under our annual cash incentive program for 2023, as indicated, and payment was contingent on our achievement of a given level of corporate performance, as described above in the section titled Compensation of Executive Officers - Compensation Discussion and Analysis - Elements of Executive Compensation. The amounts, if any, actually earned and paid to our NEOs for 2023 under our Annual Incentive Plan are shown in the Non-Equity Incentive Plan Compensation column in the 2023 Summary Compensation Table above.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other stock awards: Number of shares of stock or units (#)(3)	All other option awards: Number of shares of stock or units (#)	Exercise or base price of option awards ($/sh)	Grant Date Fair Value of Stock Awards($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. DANIEL PEED	6/2/23							5,000			26,250
B. BRADFORD MARTZ	N/A	—	346,500	—
	5/4/23				—	76,212	114,318				330,000
	5/4/23							38,106			165,000
	5/4/23								53,652	4.33	165,000

CHRISTOPHER GRIFFITH	N/A	—	254,100	—
	5/4/23				—	41,917	62,876				181,500
	5/4/23							20,958			90,750
	5/4/23								29,508	4.33	90,750

BROOKE ADLER	N/A	—	237,600	—
	5/4/23				—	31,755	47,633				137,500
	5/4/23							15,878			68,750
	5/4/23								22,355	4.33	68,750
(1)     Amounts reflected under the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column of the table above represent only potential payments to NEOs under our Annual Incentive Plan, based upon the Compensation and Benefits Committee's discretionary assessment of performance for the year, subject to achievement of specified performance objectives. The amounts actually earned and paid to our NEOs for 2023 under these awards are shown in the Non-Equity Incentive Plan Compensation column in the 2023 Summary Compensation table above.
(2)     Amounts reflected under the "Estimated Future Payouts Under Equity Incentive Plan Awards" column of the table above represent the award opportunities for NEOs under our Long-Term Incentive Plan, based upon the Compensation and Benefits Committee's discretionary assessment of performance over the performance period from January 1, 2023 to December 31, 2023, subject to achievement of specified performance objectives. These grants are contingent on the approval of Proposal Two, described above. This table excludes DEUs distributed throughout the year. PSU tranches that were eligible to be earned in fiscal 2024 were forfeited due to the targets not being achieved, as described above, under Elements of Executive Compensation - Long Term Incentives.
(3) Amounts reflected under the "All other stock awards: Number of shares of stock or units" column of the table above represent time-vested restricted stock unit awards. These grants are contingent on the approval of Proposal Two, described above. This table excludes DEUs distributed throughout the year.
(4)     Represents grant date fair value as calculated pursuant to ASC Topic 718. The amounts included in this column for the performance units granted during 2023 are calculated based on the target satisfaction of the performance conditions for such awards as of the date of grant. See Note 20 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, for a discussion of the relevant assumptions used in calculating the value of the awards granted prior to December 31, 2023.

NARRATIVE DISCLOSURE TO 2023 SUMMARY COMPENSATION TABLE AND
2023 GRANTS OF PLAN-BASED AWARDS TABLE

Certain elements of compensation set forth in the 2023 Summary Compensation Table for the Year Ended December 31, 2023 and Grants of Plan-Based Awards for Year 2023 Table reflect the terms of employment agreements between us and certain of the NEOs.

R. DANIEL PEED

We have not entered into a formal employment agreement with Mr. Peed.

B. BRADFORD MARTZ

We are party to an employment agreement with Mr. Martz entered into on October 31, 2012 and amended and restated on October 1, 2020. The agreement will remain effective for one-year terms that automatically renew each October 1 until we give or are provided by Mr. Martz with 60 days’ notice of termination, or certain other termination events occur. The agreement provides for base salary and eligibility for annual performance-based cash bonuses at the discretion of our Compensation and Benefits Committee. Mr. Martz would be entitled to severance in the event his employment is terminated by us without cause or by himself for good reason (as discussed below under the heading Potential Payments upon Termination or Change of Control). The Compensation and Benefits Committee has discretion to pay additional compensation as it sees fit.

CHRISTOPHER GRIFFITH

We are party to an employment agreement with Mr. Griffith entered into on October 1, 2018 and amended and restated on October 1, 2020. The agreement will remain effective for one-year terms that automatically renew each October 1 until we give or are provided by Mr. Griffith with 60 days' notice of termination, or certain other termination events occur. The agreement provides for an initial base salary that is subject to annual review and adjustment at the discretion of our Compensation and Benefits Committee. In addition, pursuant to his employment agreement, Mr. Griffith is eligible to receive annual performance-based cash bonuses at the discretion of our Compensation and Benefits Committee. Mr. Griffith would be entitled to severance in the event his employment is terminated by us without cause or by himself for good reason (as discussed below under the heading Potential Payments upon Termination or Change of Control). The Compensation and Benefits Committee has the discretion to pay additional compensation as it sees fit.

BROOKE ADLER

We are party to an employment agreement with Ms. Adler entered into on April 19, 2021. The agreement will remain effective for one-year terms that automatically renew each April 1 until we give or are provided by Ms. Adler with 60 days’ notice of termination, or certain other termination events occur. The agreement provides for an initial base salary that is subject to annual review and adjustment at the discretion of our Compensation and Benefits Committee. In addition, pursuant to her employment agreement, Ms. Adler is eligible to receive annual performance-based cash bonuses at the discretion of our Compensation and Benefits Committee. Ms. Adler would be entitled to severance in the event her employment is terminated by us without cause or by herself for good reason (as discussed below under the heading Potential Payments upon Termination or Change of Control). The Compensation and Benefits Committee has discretion to pay additional compensation as it sees fit.

2023 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The following table sets forth certain information with respect to our NEOs concerning restricted stock awards that have not vested as of December 31, 2023.

	Grant Date(4)	Number of securities underlying unexercised option (#) exercisable	Number of securities underlying unexercisable options (#) unexercisable (1)	Option exercise price ($)	Option expiration date	Number of shares or units that have not vested (2) (#)	Market $ value of shares or units that have not vested (3) ($)	Equity incentive plan awards; number of unearned shares that have not vested (4) (#)	Equity incentive plan awards; market value of unearned shares that have not vested (5) ($)
R. DANIEL PEED	June 2, 2023	—	—	—	N/A	5,000	47,300	—	—

B. BRADFORD MARTZ	April 23, 2021	37,198	18,599	6.16	4/23/31	5,866	55,492	11,733	110,994
	September 28, 2021	80,000	40,000	3.46	9/28/31	—	—	—	—
	May 27, 2022	58,316	116,631	1.70	5/27/32	58,824	556,475	78,431	741,957
	May 4, 2023	—	53,652	4.33	5/4/33	38,106	360,483	76,212	720,966

CHRISTOPHER GRIFFITH	April 23, 2021	13,609	6,804	6.16	4/23/31	2,143	20,273	4,289	40,574
	September 28, 2021	60,000	30,000	3.46	9/28/31	—	—	—	—
	May 27, 2022	32,074	64,147	1.70	5/27/32	32,353	306,059	43,137	408,076
	May 4, 2023	—	29,508	4.33	5/4/33	20,958	198,263	41,917	396,535

BROOKE ADLER	April 23, 2021	—	—	—	N/A	1,667	15,770	—	—
	September 28, 2021	60,000	30,000	3.46	9/28/31	—	—	—	—
	May 27, 2022	24,298	48,597	1.70	5/27/32	24,510	231,865	32,679	309,143
	May 4, 2023	—	22,355	4.33	5/4/33	15,878	150,206	31,755	300,402
(2)     All options issued were issued as part of the 2020 Omnibus Incentive Plan. All grants vest ratably over three years on the anniversary of the grant date. The options granted on May 4, 2023 are contingent on the approval of Proposal Two, described above.
(2)     All shares granted are related to the performance year prior to the year in which they were granted. All shares issued were issued as part of the 2020 Omnibus Incentive Plan. All grants vest ratably over three years on the anniversary of the grant date. The awards granted on May 4, 2023 are contingent on the approval of Proposal Two, described above.
(3)     Based on market value as of December 31, 2023 of $9.46 per share, which was the closing sale price of a share of our common stock on the last trading day of the year.
(4)     The performance stock units vest ratably over three years beginning on the grant date, subject to the satisfaction of the applicable performance goals. All awards granted on May 4, 2023 are contingent on the approval of Proposal Two, described above.
(5)    Based on market value as of December 31, 2023 of $9.46 per share, which was the closing sale price of a share of our common stock on the last trading day of the year. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the threshold performance goals.

OPTION EXERCISES AND STOCK VESTED IN 2023

The following table contains information concerning option awards that were exercised by our NEOs and restricted stock that vested in 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
R. DANIEL PEED	—	$—	5,000	$22,900
B. BRADFORD MARTZ	—	—	38,966	187,431
CHRISTOPHER GRIFFITH	—	—	19,882	98,024
BROOKE ADLER	—	—	13,922	68,962
(1)    Represents the gross number of shares vested during 2023. The following number of shares from RSUs were forfeited by each executive to pay for related taxes during 2023: Ms. Adler - 4,129 shares with a value of $20,451. Messers. Martz, Peed and Griffith, did not forfeit shares for taxes. PSU tranches that were eligible to be earned in fiscal 2023, vesting in 2024, were earned at the maximum 150% target, as described above, under Elements of Executive Compensation - Long Term Incentives.
(2)    Represents the gross number of shares vested multiplied by the closing price of our common stock on the Nasdaq Stock Market on the date of vesting.

EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2023, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares of the Company's common stock may be granted from time to time.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders	1,474,395	$4.78	516,924
Equity compensation plans not approved by security holders	—	—	—
Total	1,474,395	$4.78	516,924
(1) Includes 185,427 PSUs that were outstanding on December 31, 2023 under the Company's 2020 Omnibus Incentive Plan. The number included for PSUs reflects grant date units awarded and dividend equivalent units (DEUs) distributed on the outstanding PSUs. Assuming maximum payout for PSU grants and DEUs that have not completed the required performance period, the number of securities to be issued would increase by 278,141.
(2) Only option awards were used in computing the weighted-average exercise price.
(3) This column includes the number of securities remaining available for issuance under the Company's 2020 Omnibus Incentive Plan. The securities available exclude contingent shares granted on May 4, 2023, totaling 386,332. These grants are contingent on the approval of Proposal Two, described above.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The information below describes certain compensation and benefits to which our NEOs are entitled in the event their employment is terminated under certain circumstances and/or change of control occurs. See the table at the end of this section for the amount of compensation and benefits that would have become payable under existing plans and contractual arrangements assuming a termination of employment had occurred on December 31, 2023, given the NEOs' compensation and service levels as of such date. There can be no assurance that an actual triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Generally, as a condition to receipt of separation entitlements, the NEOs are required to deliver a release of claims in favor of the Company and abide by certain restrictive covenants including confidentiality and non-disclosure, non-solicitation of employees and a non-compete.

TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON

As described above, we are a party to employment agreements with each of our NEOs, all of which were entered into prior to December 31, 2023. Under each employment agreement, "cause" generally means (i) any action or omission of the executive which constitutes a material breach of the employment agreement, (ii) willful (only if done or omitted to be done without a good faith reasonable belief that such act or failure to act was in the best interests of the Company) failure to perform the duties assigned to the executive by the CEO or the Board; (iii) fraud, breach of fiduciary duty, embezzlement or misappropriation as against the Company, or (iv) the conviction (from which no appeal can be taken) of the executive for any criminal act which is a felony.

Under Messers. Martz and Griffith and Ms. Adler's employment agreements, if we terminate their employment without cause, the executive would be entitled to:

•payment of all accrued payments in full within the next normal payroll period following termination;
•severance payments equal to the amount of base salary for a period of twelve months beginning the day after termination payable through normal payroll;
•any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the employment termination date, payable in full within the next normal payroll period following termination;
•if termination occurs prior to the end of any fiscal year, the pro rata annual incentive bonus for such fiscal year in which employment termination occurs for which the executive would have been entitled if employed at the conclusion of the fiscal year determined and paid based on actual performance achieved for the portion of such fiscal year when the executive was employed by the Company, to be paid in full within ninety days following the completion of the fiscal year; and
•COBRA benefits as provided by law.

Messers. Martz and Griffith and Ms. Adler would receive these same benefits if they were to terminate employment for good reason. “Good reason” generally means: (a) a material reduction in the executive's annual base salary or target bonus opportunity; (b) a material diminution in executive's title, duties or responsibilities; or (c) the Company relocates the executive's principal work location by more than fifty miles from its location as of the date of the employment agreement. Written notice of their decision not to extend their employment term must be provided 90 days prior to termination. Mr. Martz resignation from CFO effective January 2024 was a strategic shift by the Company and did not result in resignation for good reason.

Under the terms of our restricted stock unit and performance stock unit awards, if an NEO is terminated without cause (or if the NEO resigns), then the unvested portion of the award will be immediately forfeited and cancelled by the Company. With respect to options, those options vested as of the termination (or resignation) will remain exercisable until the earlier of three months post-termination or the applicable expiration date. Restricted stock awards will vest in full upon a termination by the Company without cause.

TERMINATION FOR CAUSE OR RESIGNATION WITHOUT GOOD REASON

If any NEO with an employment agreement is terminated for cause (as defined above) or without good reason (as defined above), he or she would be entitled to receive payment of any unpaid base salary accrued through the effective date of termination, as well as any expense reimbursement. The executive would be owed any benefits under any benefit plans (in accordance with the terms of such plans).

Under the terms of our restricted stock unit, performance stock unit and option awards, if an NEO is terminated for Cause, then the outstanding award (whether vested or unvested) shall be forfeited and cancelled by the Company. With respect to restricted stock awards, if the NEO is terminated for cause (or resigns) any unvested restricted shares will be forfeited.

RETIREMENT

"Retirement" generally means termination of employment or service with the Company and its affiliates on or after the date the NEO has both attained age sixty-five (65) and completed ten (10) years of service with the Company and its affiliates; provided that at the time of such termination, no circumstances exist that would constitute cause.

Under the terms of our restricted stock unit, performance stock unit and option awards, if an NEO retires the awards will continue to vest in accordance with the terms of the applicable award notice, subject to compliance with certain restrictive covenants. With respect to vested options, they will remain exercisable through the earlier of five years from the date of retirement or the applicable expiration date. Restricted stock awards will vest in full upon retirement.

TERMINATION DUE TO DEATH OR DISABILITY

If any NEO with an employment agreement is terminated due to death or disability, he (or his estate or legal representatives (as applicable)) would be entitled to receive payment of any unpaid base salary accrued as of the date of termination of employment, reimbursement for expenses incurred, any benefits under any benefit plans (in accordance with the terms of such plans), any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the termination date, and if termination occurs prior to the end of any fiscal year, a pro rata annual incentive bonus for the fiscal year in which termination occurs (determined and paid based on actual performance achieved for that fiscal year against the performance goals for that fiscal year) to which the NEO would have been entitled if employed at the conclusion of the fiscal year. In addition, in the case of termination of employment due to the NEO's death, we would continue to provide all benefits applicable to the NEO's family for six months. Any such payments would be made on or before March 15th of the year following death or disability.

Under the terms of our restricted stock unit and performance stock unit awards, if an NEO is terminated due to death or disability, a pro-rata reduction of their awards scheduled to vest on the next vesting date will vest immediately (with the performance stock units vesting at target levels) and the remaining unvested portion being forfeited and cancelled. With respect to our option awards, vested options will remain outstanding until the earlier of three years following the NEO's termination or the applicable expiration date. A pro-rata portion of the unvested options will vest under similar terms to that of the restricted stock units and performance stock units.

CHANGE OF CONTROL

Under the terms of our performance stock units awards, if an NEO is terminated without cause (or if the NEO resigns for good reason) within 24 months following a change of control then (i) if employment is terminated during the year of the change of control, then unvested performance stock units vest at actual levels for the completed portion of the performance period and at target levels for the uncompleted portion of the performance period or (ii) if employment is terminated after the year of the change in control, any unvested performance stock units will vest at target levels. Under the terms of our restricted stock unit awards, if an NEO is terminated without cause (or if the NEO resigns for good reason) within 24 months following the change in control the restricted stock units will immediately vest. Under the terms of our option awards, if an NEO is terminated without cause (or if the NEO resigns for good reason) within 24 months following the change in control, all options shall immediately vest and will remain exercisable until the earlier of three months post-termination or the expiration date.

The table below sets forth the estimated value of the potential payments to each of the NEOs, assuming the employment of each executive was terminated on December 31, 2023. The figures in the table below are based on the employment agreements in effect on December 31, 2023.

	Termination without cause	Termination with cause	Termination due to death	Termination due to disability	Termination due to retirement	Qualifying termination following a change in control
R. DANIEL PEED
Salary continuation	$—	$—	$—	$—	$—	$—
Benefits	—	—	—	—	—	—
COBRA coverage	—	—	—	—	—	—
Most recent annual incentive bonus	—	—	—	—	—	—
Acceleration of restricted stock awards(1)	—	—	47,300	47,300	47,300	47,300
B. BRADFORD MARTZ
Salary continuation	525,000	—	—	—	—	—
Benefits	—	—	15,186	—	—	—
COBRA coverage	6,599	—	—	—	—	—
Most recent annual incentive bonus	414,537	—	414,537	414,537	—	—
Acceleration of restricted stock awards(1)	—	—	2,546,367	2,546,367	2,546,367	2,546,367
CHRISTOPHER GRIFFITH
Salary continuation	460,000	—	—	—	—	—
Benefits	—	—	13,536	—	—	—
COBRA coverage	4,394	—	—	—	—	—
Most recent annual incentive bonus	303,994	—	303,994	303,994	—	—
Acceleration of restricted stock awards(1)	—	—	1,369,780	1,369,780	1,369,780	1,369,780
BROOKE ADLER
Salary continuation	400,000	—	—	—	—	—
Benefits	—	—	11,230	—	—	—
COBRA coverage	2,159	—	—	—	—	—
Most recent annual incentive bonus	284,254	—	284,254	284,254	—	—
Acceleration of restricted stock awards(1)	—	—	991,616	991,616	991,616	991,616
(1) Based on a market value as of December 31, 2023 of $9.46 per share, which was the closing sale price of a share of our common stock on such date. Includes contingent shares which are contingent on the approval of Proposal Two, described above. Excludes stock options.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. In accordance with Item 402(v) of Regulation S-K, the following information includes disclosure about all of our NEOs since our 2021 fiscal year. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis.”

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation (Comp.) Table Total for PEO (1)	Comp. Actually Paid to PEO (2)(3)	Average Summary Comp. Table Total for Non-PEO NEOs (4)	Average Comp. Actually Paid to Non-PEO (NEOs) (3)(5)(9)	Total Shareholder Return (TSR)	Peer Group TSR (6)	Net Income (thousands) (7)	Core ROBE (8)
2023	$176,250	$215,000	$1,230,006	$3,738,971	$176.32	$116.70	$309,111	92.2%
2022	161,900	144,700	1,023,150	298,515	19.76	81.33	(469,885)	(66.4)%
2021	180,600	174,600	968,033	939,379	77.67	84.79	(57,919)	(8.3)%

(1) Amounts reported in this column are the amounts of total compensation reported for Mr. Peed (our CEO and Chairman of the Board) for each corresponding year in the “Total” column of the 2023 Summary Compensation Table. See “Executive Compensation – 2023 Summary Compensation Table.”

(2) Amounts reported in this column represent the amount of “compensation actually paid” to Mr. Peed, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Peed during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Peed’s total compensation for each year to determine the compensation actually paid:

Year	2023	2022	2021
Summary Compensation Table Total Compensation	$176,250	$161,900	$180,600
Less, value of Equity Awards reported in Summary Compensation Table	26,250	11,600	29,400
Plus, Year-End Fair Value of Equity Awards Granted in Fiscal Year that are Unvested and Outstanding	47,300	5,300	21,200
Plus, Change in Fair Value of Prior Year Equity Awards that are Outstanding and Unvested	—	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year Equity Awards that Vested this Year	17,700	(10,900)	2,200
Plus, Dollar Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included	—	—	—
Less, Prior Year Fair Value of Prior Equity Awards that Failed to Vest this Year	—	—	—
Total Adjustments	$(38,750)	$17,200	$6,000
Compensation Actually Paid	$215,000	$144,700	$174,600

(3) For the portion of “compensation actually paid” that is based on year-end stock prices, $9.46 was used for 2023, $1.06 was used for 2022 and $4.24 was used for 2021.

(4) Amounts reported in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Peed) in the “Total” column of our Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Peed) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, B. Bradford Martz, Christopher Griffith and Brooke Adler, (ii) 2022, B. Bradford Martz, Christopher Griffith, Brooke Adler and Brooke Shirazi, (iii) for 2021, B. Bradford Martz, Christopher Griffith, Scott St. John and Alycia Weigley.

(5) Amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Peed), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr.

Peed) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation to determine the compensation actually paid:

Year	2023	2022 (9)	2021 (9)
Summary Compensation Table Total Compensation	$1,230,006	$1,023,150	$968,033
Less, value of Equity Awards reported in Summary Compensation Table	432,667	308,333	361,595
Plus, Year-End Fair Value of Equity Awards Granted in Fiscal Year that are Unvested and Outstanding	948,776	159,855	360,452
Plus, Change in Fair Value of Prior Year Equity Awards that are Outstanding and Unvested	1,635,435	(436,237)	(5,486)
Plus, Change in Fair Value (from prior year-end) of Prior Year Equity Awards that Vested this Year	393,407	(78,040)	4,527
Plus, Dollar Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included	—	2,083	9,197
Less, Prior Year Fair Value of Prior Equity Awards that Failed to Vest this Year	35,986	63,962	35,749
Total Adjustments	$(2,508,965)	$724,635	$28,654
Compensation Actually Paid	$3,738,971	$298,515	$939,379

(6) Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Company’s peer group for Fiscal Year 2023 as set forth in the Compensation Discussion and Analysis.

(7) Reflects “Net Income” in the Company’s Consolidated Financial Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022 and 2021.

(8) Company-selected measure is Core Income After-Tax Return on Equity (“Core ROBE”), which is a non-GAAP financial measure that is computed by dividing core income by the Company’s beginning stockholders’ equity for the period. Core income (loss) is computed by adding amortization, net of tax, and current accident year net incurred losses and loss adjustment expenses resulting from named and numbered storms, net of tax, to net income (loss) and subtracting realized gains (losses) on the Company’s investment portfolio, net of tax, and subtracting realized gains (losses) on the Company’s equity securities. Amortization expense is related to the amortization of intangible assets acquired, including goodwill, through mergers and, therefore, the expense does not arise through normal operations. Investment portfolio gains (losses) and unrealized equity security gains (losses) vary independent of the Company’s operations. Named windstorm expenses are related to losses that arise when hurricanes and tropical storms make landfall in the Company’s geographic regions of coverage. These storms cause loss trends to vary significantly between periods as a result of their frequency of occurrence and severity and can significantly impact net income (loss).

(9) The Company's 2023 Proxy Statement previously filed incorrectly excluded adjustments for option awards within the adjustments to reconcile to compensation actually paid. The Company has restated both 2022 and 2021 disclosure to appropriately disclose the adjustments for these options and arrive at compensation actually paid.

The Company believes it is useful for investors to evaluate these components both separately and in the aggregate when reviewing the Company's performance. The most directly comparable GAAP measure is net income. Core ROBE should not be considered a substitute for net income and does not reflect the overall profitability of the Company's business.

Relationship between Pay and Performance. Below are graphs showing the relationship of “compensation actually paid” to our PEOs and other NEOs in 2023, 2022 and 2021 to (1) TSR of both the Company and the Company’s peer group, (2) the Company’s net income and (3) the Company’s Core ROBE.

“Compensation actually paid” (“CAP”), as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, GAAP valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. For a discussion of how our Committee assessed the Company’s performance and our NEOs’ pay each year, see the “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for 2022 and 2021.

Listed below are the financial and non-financial performance measures which in our assessment represent the most important performance measures we use to link compensation actually paid to our NEOs, for 2023, to Company performance. Core ROBE and Gross Expense Ratio metrics are used to determine annual incentive compensation payouts while Return on Average Equity is used to determine vesting of our PSUs. For more information on annual incentive compensation and actual payouts, see “Compensation Discussion and Analysis – Elements of Executive Compensation”.

Most important Performance Measures for 2023
Core ROBE
Return on Average Equity
Gross Expense Ratio (1)

(1) Measured by taking the Company's policy expenses attributable to continuing operations, excluding loss and loss adjustment expense, interest expense and ceding commission income, divided by the Company's Gross Premiums Earned.

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO:

Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining the annual total compensation for all of our associates, excluding our CEO, who were employed by us on December 31, 2023. We included all associates, whether employed on a full-time, part-time or seasonal basis. We annualized the compensation for any full-time employees who were employed by us on December 31 but were not employed by us for all of 2023. To determine the median employee, we considered the total annual compensation for each of our associates as gross earnings.

After identifying the median employee based on the process described above, we calculated annual total compensation for the median employee using the same methodology we use for our NEOs as set forth in the 2023 Summary Compensation Table earlier in this Proxy Statement. The total annual compensation calculated for our CEO was $176,250 and for our median employee for fiscal 2023 was $155,570. The resulting ratio for our CEO's total annual compensation to the annual compensation of our median employee was 1.13:1.

BENEFICIAL OWNERSHIP

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table provides information, as of March 18, 2024, regarding the number and approximate percentage of shares of our common stock beneficially owned by (i) each of our directors, director nominees and named executive officers and (ii) all of our directors and executive officers as a group. We calculated the approximate percentage of common stock ownership based upon the 47,799,465 shares of our common stock outstanding on March 18, 2024.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock Ownership
Directors
Gregory C. Branch(1)	2,287,099	4.8%
Alec L. Poitevint, II(2)	1,549,944	3.2%
Kern M. Davis, M.D.	293,644	*
Michael R. Hogan	343,754	*
William H. Hood, III(3)	973,595	2.0%
Sherrill W. Hudson	183,403	*
Patrick F. Maroney	85,000	*
Kent G. Whittemore(4)	379,885	*

Named Executive Officers
R. Daniel Peed(5)	17,336,336	36.3%
B. Bradford Martz	169,890	*
Brooke Adler	13,126	*
Christopher Griffith	72,546	*
James Gray	174,512	*
Directors and Executive Officers as a Group (15 persons)	23,862,734	49.9%
*Represents less than 1%.

(1) Reflects 1,714,197 shares directly owned by Mr. Branch, 123,710 shares owned by an LLC, 407,392 shares owned by trusts and 41,800 shares owned by a foundation. Mr. Branch has voting power over the shares owned by the trusts and the foundation.
(2) Reflects 625,000 shares directly owned by an incorporated company and 568,944 shares owned by an LP. Mr. Poitevint has voting and investment power over the securities held by both. Also, reflects 180,000 shares held directly by Mr. Poitevint, and 176,000 shares owned by family members.
(3) Reflects 553,503 shares owned by a trust, of which Mr. Hood is the trustee with voting and dispositive control and 369,663 shares owned by an LLC, of which Mr. Hood has voting and investment power over the securities held. Also, reflects 50,429 shares held directly by Mr. Hood.
(4) Reflects 359,267 shares directly owned by Mr. Whittemore, and 20,618 shares held by family members.
(5) Reflects 1,971,936 shares directly owned by Mr. Peed, 11,876,563 shares owned by Peed FLP1, Ltd. LLP, and 3,487,837 shares owned by Leah Anneberg Peed. Mr. Peed has voting power over the shares owned by Peed FLP1, Ltd. LLP and Leah Anneberg Peed.

The following table provides information, as of March 18, 2024, regarding the number and approximate percentage of shares of our common stock owned by each person known to us to beneficially own more than 5% of our outstanding shares of common stock. We calculated the approximate percentage of common stock ownership based upon the 47,799,465 shares of our common stock outstanding on March 18, 2024.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock Ownership
R. Daniel Peed 800 2nd Ave S St. Petersburg, FL 33701	17,331,336	36.3%
Leah Anneberg Peed(1) 20402 Hwy 249, Ste. 430 Houston, TX 77070	3,487,837	7.3%
Gregory C. Branch 800 2nd Ave S St. Petersburg, FL 33701	2,282,099	4.8%
(1) This information is derived from a Schedule 13G filed by Leah Anneberg Peed on April 3, 2017. According to the Schedule 13G, Ms. Peed has the sole power to dispose of or direct the disposition of 3,487,837 shares of common stock and the shared power to vote or direct the vote of 3,487,837 shares of common stock. R. Daniel Peed has voting power over the shares owned by Ms. Peed, and such shares are included as shares beneficially owned by Mr. Peed in the table above.
(2) Mr. Branch has the sole power to dispose of or direct the disposition of 2,282,099 shares of common stock and the shared power to vote or direct the vote of 2,282,099 shares of common stock.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, our officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of such equity securities.

Based solely on our review of such filings and the written representations we received from our directors and officers, we believe that, during the fiscal year ended December 31, 2023, all Section 16(a) reports required to be filed by our directors, officers and greater than 10% beneficial owners were timely filed, with the exception of the following: one Form 4 for Mr. Davis filed on December 19, 2023 reporting two transactions and one Form 5 for Mr. Hudson filed on February 7, 2024, reporting two transactions.

POLICIES AND PROCEDURES REGARDING RELATED PERSON TRANSACTIONS

Our Board has adopted a Related Party Transaction Policy & Procedure, which is posted under the "Governance Documents" tab of our website at investors.amcoastal.com. For purposes of our policy:

•a "related party" means (i) any director, nominee for director or executive officer of the Company; (ii) any beneficial owner of more than 5% of the Company's voting securities; or (iii) an immediate family member of a director, nominee for director, executive officer, or beneficial owner of more than 5% of the Company's voting securities

•a "related party transaction" means a transaction in which the Company or any of its subsidiaries was, is or is proposed to be a participant and in which any related party has, had or may have a direct or indirect material interest.

The related party, or the director, nominee, or executive officer who is an immediate family member of a related party, must notify our General Counsel of any interests such person had, has or may have in the related party transaction. Certain transactions will generally be deemed pre-approved under our policy, including transactions in the ordinary course of business that do not exceed $120,000 in any fiscal year and executive officer and director compensation arrangements approved by our Compensation and Benefits Committee. Except for certain enumerated pre-approved transactions, our General Counsel (or the Company's CFO, where our General Counsel has an interest in the related party transaction) shall notify our Audit Committee of any proposed related person transactions reported to him or her. The Audit Committee will consider all of the material facts and circumstances available regarding the related party transaction and will ratify, approve or disapprove the related party transaction based on factors it deems appropriate, including, among other factors, the benefits to our Company, the commercial reasonableness of the terms of the related party transaction, and its impact on director independence.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since January 1, 2023, we have not been a participant in any related person transaction within the meaning of Item 404(a) of Regulation S-K, other than as follows.

On April 3, 2017, we acquired AmCo through a series of mergers by which the Company issued 20,956,355 shares of our common stock as merger consideration to RDX Holding, LLC, the parent company of AmCo. As a result of the mergers, AmCo became a wholly owned subsidiary of the Company. Each of Michael R. Hogan, R. Daniel Peed, Leah Anneberg Peed, and Peed FLP1, Ltd., L.L.P., a partnership that is wholly owned by Mr. Peed, owned an equity interest in RDX Holding, LLC and, therefore, received shares of our common stock as merger consideration. The approximate dollar value of the mergers was $285,467,139 and the approximate dollar value of merger consideration received by Mr. Hogan and Mr. Peed was $625,317 and $237,556,318, respectively.

In connection with the mergers, we entered into the Stockholders Agreement, which governs Mr. Peed’s ownership of securities of, and investment in, the Company. Notable terms and conditions of the Stockholders Agreement include:

•     the right of Mr. Peed to designate for nomination up to three individuals (subject to adjustment in the event of a change to the size of our Board) to be members of our Board, until the time that Mr. Peed, his affiliates and permitted transferees no longer own (beneficially or of record) voting securities representing 15% of the issued and outstanding voting securities;

•    a provision limiting, subject to certain exceptions, the number of voting securities of the Company voted by Mr. Peed at his discretion to no more than 25% of the total outstanding voting securities until the earlier of the five year anniversary of the closing and the date that Mr. Peed beneficially owns less than 25% of our total outstanding voting securities. Until such time, any shares held by Mr. Peed in excess of 25% of the voting securities of the Company must be voted in proportion with the votes cast by our stockholders other than Mr. Peed and his affiliates;

•     restrictions on Mr. Peed’s ability to transfer, without our Board’s prior written consent and subject to certain exceptions, greater than 25% of his voting securities in the Company until the third anniversary of the closing; and

•     customary “standstill” provisions that prohibit Mr. Peed and his affiliates from taking certain actions, including (subject to certain exceptions) acquiring additional securities, participating in efforts to acquire the Company or any of its subsidiaries, and seeking to elect or remove members of our Board.

We have established written procedures for the review, approval, disapproval or ratification of related person transactions. A related person transaction includes any single or series of transactions, arrangements or relationships in which the Company or any of its subsidiaries was, is or is proposed to be, a participant and in which a related party has, had or may have a direct or indirect material interest. The Company defines a related party as any (i) director, nominee for director or executive officer of the Company; (ii) beneficial owner of more than 5% of ACIC's voting securities; or (iii) immediate family member of a director, executive officer, nominee for director or beneficial owner of more than 5% of ACIC's voting securities.

Under the procedures, directors, nominees for director and executive officers will promptly notify the Company's General Counsel of any interests such person or an immediate family member of such person had, has or may have in a related party transaction. If a director has an interest in the related party transaction, they will not participate in the evaluation of the transaction. The Audit Committee will review the material facts of all related party transactions that require the Audit Committee's approval and either approve, disapprove or ratify such transactions. In assessing a related party transaction, the Audit Committee will consider such factors as it deems relevant and will approve or ratify only those that are in, or are not inconsistent with, the best interests of the Company and its stockholders.
DEADLINE FOR THE SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

If stockholders wish to include a proposal in our proxy statement and form of proxy relating to our 2025 annual meeting, we must receive a written copy of the proposal no later than December 3, 2024. Proposals must comply with the SEC proxy rules relating to stockholder proposals in order to be included in our proxy materials. All proposals should be submitted as described in the subsection entitled Contacting the Company.

Pursuant to our Bylaws, which were amended and restated in 2020 to, among other things, provide for advance notice procedures, stockholder proposals and nominations of directors intended to be presented at an annual meeting of stockholders, but not included in our proxy statement or form of proxy, must be received by the Corporate Secretary at the principal executive offices of the Company not less than 90 or more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Accordingly, any stockholder proposals intended to be presented at the 2025 annual meeting of stockholders of the Company must be received in writing by the Corporate Secretary at the Company's principal executive officers no later than February 13, 2025 and no earlier than January 14, 2025, and comply with the other requirements of our Bylaws. Any proposal submitted before or after those dates will be considered untimely. For shareholders to give timely notice of nominations for directors for inclusion on a universal proxy card, the notice must also include information required by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act and must be received in writing no later than February 1, 2025, and any nomination submitted after that date will be considered untimely.We encourage stockholders wishing to present such a proposal or nomination to contact us as described in the subsection entitled Contacting the Company.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for our notices with respect to two or more stockholders sharing the same address by delivering a single notice addressed to those stockholders. This process, known as "householding," reduces costs associated with duplicate printings and mailings and means that we and some brokers will send only one copy of the Notice of our annual report and proxy statement to stockholders who share the same address. Stockholders sharing the same address will continue to receive separate proxy cards.

If you own shares of our common stock in your own name and you want to receive separate copies of the Notice of our annual report and proxy statement in the future, or if you receive multiple copies and want to receive only one copy, contact Equiniti Trust Company, LLC at (800) 937-5449 or 48 Wall Street, Floor 23, New York, NY 10005. If

you hold shares of our common stock in street name and you want to receive separate copies of the annual report and proxy statement in the future, or if you receive multiple copies and want to receive only one copy, contact your broker, bank, or other nominee.

OTHER INFORMATION
Notice of our 2023 Annual Report and Proxy Statement is being mailed to our stockholders. Included in this notice are instructions on how to access both the Annual Report and Proxy Statement. You can also request a copy, free of charge, by contacting us as described in the subsection entitled Contacting the Company. Stockholders can refer to the report for information about us and our performance.

Amended and Restated
American Coastal Insurance Corporation
2020 Omnibus Incentive Plan
1.Purpose, Effective Date and Definitions.
(a)Purpose. The Amended and Restated American Coastal Insurance Corporation 2020 Omnibus Incentive Plan has two complementary purposes: (i) to attract, retain, focus and motivate executives and other selected employees, directors, consultants and advisors and (ii) to increase shareholder value. The Plan is intended to accomplish these objectives by offering participants the opportunity to acquire shares of the Company's common stock, receive monetary payments based on the value of such common stock or receive other incentive compensation on the terms that this Plan provides.
(b)Effective Date. This Plan became effective on May 5, 2020, the date of the Plan’s initial approval by the Company's shareholders (the “Effective Date”). This Plan amended and restated the United Insurance Holding Corp. 2020 Omnibus Incentive Plan, effective as of the date the amendment and restatement was approved by the Company’s shareholders (the “Amendment Effective Date”).
(c)Definitions. Capitalized terms used and not otherwise defined in various sections of the Plan have the meanings given in Section 18.
2.Administration.
(a)Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.
Notwithstanding any provision of the Plan to the contrary, the Administrator shall have the discretion to grant an Award with any vesting condition, any vesting period or any performance period if the Award is granted to a newly hired or promoted Participant, or accelerate or shorten the vesting or performance period of an Award, in connection with a Participant's death, Disability, Retirement, failure of Non-Employee directors to be re-elected or termination by the Company or an Affiliate without Cause or a Change of Control.
(b)Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.
(c)No Liability; Indemnification. No member of the Board or the Committee, and no officer or member of any other committee to whom a delegation under Section 2(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, with respect to this Plan or any Award to the maximum extent that the law and the Company's by-laws permit.
3.Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator's authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator's granting of an Award to a Participant will not require the Administrator to grant an Award to such individual at any future time. The Administrator's granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.
4.Types of Awards; Assistance to Participants.
(a)Grants of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary (that qualifies under Code Section 422) may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 14(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity).
(b)Assistance. On such terms and conditions as shall be approved by the Administrator, the Company or any Subsidiary may directly or indirectly lend money to any Participant or other person to accomplish the purposes of the Plan, including to assist such Participant or other person to acquire Shares upon the exercise of Options, provided that such lending is not permitted to the extent it would violate terms of the Sarbanes-Oxley Act of 2002 or any other law, regulation or other requirement applicable to the Company or any Subsidiary.
5.Shares Reserved under this Plan; Limitations on Awards.
(a)Plan Reserve. Subject to adjustment as provided in Section 16, as of the Amendment Effective Date, an aggregate of 2,000,000 Shares shall be added to the 2,000,000 Shares originally reserved for issuance under this Plan, such that a total of 4,000,000 Shares, including Shares that may be issuable or that were issued under Awards outstanding or granted prior to the Amendment Effective Date, were reserved under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 5(a) shall be depleted by the maximum number of Shares, if any, that may be issuable or that were issued under an Award (including for Awards outstanding or granted prior to the Amendment Effective Date) as determined at the time of grant. Notwithstanding the foregoing, the number of Shares that may be issued upon the exercise of incentive stock options shall not exceed 4,000,000 Shares. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share.
(b)Replenishment of Shares Under this Plan. If (i) an award granted under the Plan is forfeited, lapses, expires, terminates or is cancelled without the issuance of Shares under such award (whether due currently or on a deferred basis), or (ii) it is determined during or at the conclusion of the term of an award granted under the Plan that all or some portion of the Shares with respect to which such award was granted will not be issuable, or that other compensation with respect to the Shares covered by such award will not be payable, on the basis that the conditions for such issuance will not be satisfied, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan.
(c)Minimum Vesting Requirements. No Award granted under the Plan shall become exercisable or vested, in part or in full, prior to the one (1)-year anniversary of the date of grant; provided, however, that, such restriction shall not apply to Awards granted under this Plan with respect to the number of Shares that, in the aggregate, does not exceed five percent (5%) of the total number of Shares issuable or issued for Awards under this Plan, including for Awards outstanding or granted prior to the Amendment Effective Date. This Section 5(d) shall not restrict the right of the Administrator to accelerate or continue the vesting or exercisability of an Award upon or after a Change in Control or termination of employment or otherwise pursuant to Section 2(a) of the Plan.
6.Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of vesting and exercise; and (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. Except to the extent the Administrator determines otherwise, a Participant may exercise an Option in whole or part after the right to exercise the Option has accrued and become vested, provided that any partial exercise must be for one hundred (100) Shares or multiples thereof. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure. Unless restricted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of Options made be made by (w) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (x) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (y) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (z) by any combination of (w), (x) and/or (y). Except to the extent otherwise set forth in an Award agreement, a

Participant shall have no rights as a holder of Stock as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.
7.Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity, including vesting; (f) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.
8.Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) whether the restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and all or a portion of the Performance Goals subject to an Award shall be deemed achieved, upon a Participant's death, Disability or Retirement; (d) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (e) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (f) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or a combination thereof.
9.Annual Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant's death, Disability or Retirement, or such other circumstances as the Administrator may specify.
10.Long-Term Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period (which must be more than one year), the potential amount payable, and the timing of payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the

Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant's death, Disability or Retirement, or such other circumstances as the Administrator may specify.
11.Dividends and Dividend Equivalent Units.
(a)Dividends on Restricted Stock. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Shares; provided, however, that any such dividend shall be deposited with the Company and shall be subject to the same restrictions as the Shares with respect to which such dividend was made.
(b)Dividend Equivalents. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award will be made concurrently with dividend payments or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; (c) the Award will be settled in cash or Shares; and (d) as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; provided that Dividend Equivalent Units may not be granted in connection with an Option, Stock Appreciation Right or other “stock right” within the meaning of Code Section 409A; and provided further that no Dividend Equivalent Unit granted in tandem with another Award shall include vesting provisions more favorable to the Participant than the vesting provisions, if any, to which the tandem Award is subject.
12.Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation except as provided herein (and subject to the limitations of Section 14(e)), such Award may include the issuance of shares of unrestricted Stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate.
13.Restrictions on Transfer, Encumbrance and Disposition. No Award granted under this Plan may be sold, assigned, mortgaged, pledged, exchanged, hypothecated or otherwise transferred, or encumbered or disposed of, by a Participant other than by will or the laws of descent and distribution, and during the lifetime of the Participant such Awards may be exercised only by the Participant or the Participant's legal representative or by the permitted transferee of such Participant as hereinafter provided (or by the legal representative of such permitted transferee). Notwithstanding the foregoing, a Participant may transfer an Award if permitted by the Administrator. Subsequent transfers of transferred Awards are prohibited except transfers otherwise made in accordance with this Section 13. Any attempted transfer not permitted by this Section 13 shall be null and void and have no legal effect. The restrictions set forth in this Section 13, and any risk of forfeiture applicable to an Award, shall be enforceable against any transferee of an Award.
14.Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.
(a)Term of Plan. Unless the Board terminates this Plan as of an earlier date pursuant to Section 14(b), this Plan will terminate when all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the Effective Date, no incentive stock options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan.
(b)Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:
(i)the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;
(ii)shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and
(iii)shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 5(a) or the limits set forth in Section 5(c) (except as permitted by Section 16), (B) an amendment to shorten the minimum vesting period required in Section 5(d), or (C) an amendment that would diminish the protections afforded by Section 14(e).
(c)Amendment, Modification, Cancellation and Disgorgement of Awards.
(i)Except as provided in Section 14(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 16 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant (or any other person(s) as may then have an interest in the Award). Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.
(ii)Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, Cause for termination, or a breach of any Award agreement or any other agreement between the Participant and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.
However, nothing in this Plan, including this Section 14(c)(ii), or an Award agreement: (A) prohibits a Participant from providing truthful testimony or accurate information in connection with any investigation being conducted into the business or operations of the Company or any of its affiliates by any government agency or other regulator that is responsible for enforcing a law on behalf of the government, or otherwise communicating with, or providing information to, any such government agency or other regulator regarding conduct or action undertaken or omitted to be taken by the Company or any of its Affiliates that the Participant reasonably believes is illegal or in material non-compliance with any financial disclosure or other regulatory requirement applicable to the Company or any of its Affiliates or (B) requires the Participant to obtain the approval of, or give notice to, the Company or any of its employees or representatives to take any action permitted under clause (A) of this paragraph.
(iii)Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to the Company’s Compensation Clawback and Recoupment Policy, as then in effect, and any other recoupment or clawback policy that is adopted or amended by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.
(d)Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 14 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.
(e)Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 16, neither the Administrator nor any other person may (i) amend the terms of outstanding

Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.
(f)Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 14(b)(ii).
(g)Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.
15.Taxes.
(a)Withholding. In the event the Company or one of its Affiliates is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company or its Affiliate may deduct (or require an Affiliate to deduct) from any cash payments of any kind otherwise due the Participant, or with the consent of the Administrator, Shares otherwise deliverable or vesting under an Award, to satisfy such tax or other obligations. Alternatively, the Company or its Affiliate may require such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, then, unless restricted by the Administrator and subject to such procedures as the Administrator may specify, a Participant may satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (i) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares; provided that the amount to be withheld may not exceed the amount determined by applying the maximum individual statutory tax rate in the employee’s applicable jurisdiction; provided that the Company shall be permitted to limit the number of shares so withheld to a lesser number if necessary, in the judgment of the Administrator, to avoid adverse accounting consequences or for administrative convenience. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires. In any case, the Company and its Affiliates may defer making payment or delivery under any

Award if any such tax may be pending unless and until indemnified to its satisfaction.
(b)No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.
16.Adjustment Provisions; Change of Control.
(a)Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a shareholder rights agreement) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 5(a) and (b)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.
Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the

Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.
Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.
(b)Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.
(c)Change of Control. Unless otherwise expressly provided in an Award agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change of Control, the Administrator may provide for the acceleration of the vesting or earning and, if applicable, exercisability of any outstanding Award, or portion thereof, or the lapsing of any conditions or restrictions on or the time for payment in respect of any outstanding Award, or portion thereof, upon a Change of Control or the termination of the Participant's employment following a Change of Control. In addition, unless otherwise expressly provided in an Award agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change of Control, without limitation of the foregoing, the Administrator may provide that any or all of the following shall occur in connection with a Change of Control: (a) the substitution for the Shares subject to any outstanding Award, or portion thereof, of stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, in which event the aggregate purchase or exercise price, if any, of such Award, or portion thereof, shall remain the same, (b) the conversion of any outstanding Award, or portion thereof, into a right to receive cash or other property upon or following the consummation of the Change of Control in an amount equal to the value of the consideration to be received by holders of Shares in connection with such transaction for one Share, less the per share purchase or exercise price of such Award, if any, multiplied by the number of Shares subject to such Award, or a portion thereof, (c) acceleration of the vesting (and, as applicable, the exercisability) of any and/or all outstanding Awards, (d) the cancellation of any outstanding and unexercised Awards upon or following the consummation of the Change of Control (without the consent of an Award holder or any person with an interest in an Award), (e) in the case of Options or SARs, the cancellation of all outstanding Options or SARs in exchange for a cash payment equal to the excess of the Change of Control Price over the exercise price of the Shares subject to such Option or SAR upon the Change of Control (or for no cash payment if such excess is zero), and/or (f) the cancellation of any Awards in exchange for a cash payment based on the value of the Award as of the date of the Change of Control (or for no payment if the Award has no value).
For purposes of this Section 16, the “value” of a Performance Share shall be equal to, and the “value” of a Performance Unit for which the value is equal to the Fair Market Value of Shares shall be based on, the Change of Control Price. Notwithstanding anything to the contrary in this Section 16(c), the terms of any Awards that are subject to Code Section 409A shall govern the treatment of such Awards upon a Change of Control, and the terms of this Section 16(c) shall not apply, to the extent required for such Awards to remain compliant with Code Section 409A, as applicable.
(d)Application of Limits on Payments.
(i)Determination of Cap or Payment. Except to the extent the Participant has in effect an employment or similar agreement with the Company or any Affiliate or is subject to a policy that provides for a more favorable result to the Participant upon a Change of Control, if any payments or benefits paid by the Company pursuant to this Plan, including any accelerated vesting or similar provisions (“Plan Payments”), would cause some or all of the Plan Payments in conjunction with any other payments made to or benefits received by a Participant in connection with a Change of Control (such payments or benefits, together with the Plan Payments, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this Section 16(d), then, notwithstanding any other provision of this Plan to the contrary, the Total Payments shall be delivered either (A) in full or (B) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of (A) or (B) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax).

(ii)Procedures.
(A)If a Participant or the Company believes that a payment or benefit due the Participant will result in some or all of the Total Payments being subject to the Excise Tax, then the Company, at its expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel (“National Tax Counsel”) selected by the Company (which may be regular outside counsel to the Company), which opinion sets forth (1) the amount of the Base Period Income (as defined below), (2) the amount and present value of the Total Payments, (3) the amount and present value of any excess parachute payments determined without regard to any reduction of Total Payments pursuant to Section 16(d)(i)(B), and (4) the net after-tax proceeds to the Participant, taking into account applicable federal, state and local income taxes and the Excise Tax if (x) the Total Payments were delivered in accordance with Section 16(d)(i)(A) or (y) the Total Payments were delivered in accordance with Section 16(d)(i)(B). The opinion of National Tax

Counsel shall be addressed to the Company and the Participant and shall be binding upon the Company and the Participant. If such National Tax Counsel opinion determines that Section 16(d)(i)(B) applies, then the Plan Payments or any other payment or benefit determined by such counsel to be includable in the Total Payments shall be reduced or eliminated so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. In such event, payments or benefits included in the Total Payments shall be reduced or eliminated by applying the following principles, in order: (1) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (2) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (3) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would violate Code Section 409A, then the reduction shall be made pro rata among the payments or benefits included in the Total Payments (on the basis of the relative present value of the parachute payments).
(B)For purposes of this Section 16: (1) the terms “excess parachute payment” and “parachute payments” shall have the meanings given in Code Section 280G and such “parachute payments” shall be valued as provided therein; (2) present value shall be calculated in accordance with Code Section 280G(d)(4); (3) the term “Base Period Income” means an amount equal to the Participant's “annualized includible compensation for the base period” as defined in Code Section 280G(d)(1); (4) for purposes of the opinion of National Tax Counsel, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Code Sections 280G(d)(3) and (4); and (5) the Participant shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation, and state and local income taxes at the highest marginal rate of taxation in the state or locality of the Participant's domicile, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.
(C)If National Tax Counsel so requests in connection with the opinion required by this Section 16(d)(ii), the Company shall obtain, at the Company's expense, and the National Tax Counsel may rely on, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Participant solely with respect to its status under Code Section 280G.
(D)The Company agrees to bear all costs associated with, and to indemnify and hold harmless the National Tax Counsel from, any and all claims, damages and expenses resulting from or relating to its determinations pursuant to this Section 16, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of such firm.
(E)This Section 16 shall be amended to comply with any amendment or successor provision to Code Section 280G or Code Section 4999. If such provisions are repealed without successor, then this Section 16 shall be cancelled without further effect.
17.Miscellaneous.
(a)Other Terms and Conditions. The Administrator may provide in any Award agreement such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan.
(b)Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:
(i)a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;
(ii)a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant's termination of employment with the Company and its Affiliates;
(iii)a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant's service as a director of, or consultant to, the Company and its Affiliates has ceased; and
(iv)a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.
Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant's termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c)No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.
(d)Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company's general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.
(e)Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.
(f)Governing Law; Venue. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in (i) a court sitting in the State of Delaware, and (ii) a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.
(g)Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.
(h)Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i)Severability. If any provision of this Plan or any award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify this Plan, any award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.
18.Definitions. Capitalized terms used in this Plan or any Award agreement have the following meanings, unless the Award agreement otherwise provides:
(a)“Administrator” means the Committee; provided that, to the extent the Board has retained authority and responsibility as an Administrator of the Plan, the term “Administrator” shall also mean the Board or, to the extent the Committee has delegated authority and responsibility as an Administrator of the Plan to one or more officers of the Company as permitted by Section 2(b), the term “Administrator” shall also mean such officer or officers.
(b)“Affiliate” shall have the meaning given in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.
(c)“Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Shares, an Annual Incentive Award, a Long-Term Incentive Award, Dividend Equivalent Units or any other type of award permitted under the Plan.
(d)“Board” means the Board of Directors of the Company.
(e)“Change of Control” means the first to occur after the Amendment Effective Date of the following with respect to the Company or any upstream holding company (which, for purposes of this definition, shall be included in references to “the Company”):
(i)Any “Person,” as that term is defined in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “Beneficial Owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or
(ii)The Company is merged or consolidated with any other corporation or other entity, other than: (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (B) the Company engages in a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “Person” (as defined above) acquires fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities. Notwithstanding the foregoing, a merger or consolidation involving the Company shall not be considered a “Change of Control” if the Company is the surviving corporation and shares of the Stock are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value, unless persons who beneficially owned shares of the Stock outstanding immediately prior to such transaction own beneficially less than a majority of the outstanding voting securities of the Company immediately following the merger or consolidation;
(iii)The Company or any Affiliate sells, assigns or otherwise transfers assets in a transaction or series of related transactions, if the aggregate market value of the assets so sold, assigned or otherwise transferred exceeds fifty percent (50%) of the Company's consolidated book value, determined by the Company in accordance with generally accepted accounting principles, measured at the time at which such transaction occurs or the first of such series of related transactions occurs; provided that such a transfer effected pursuant to a spin-off or split-up where shareholders of the Company retain ownership of the transferred assets proportionate to their pro rata ownership interest in the Company shall not be deemed a “Change of Control”
(iv)The Company dissolves and liquidates substantially all of its assets; or
(v)At any time after the Amendment Effective Date when the “Continuing Directors” cease to constitute a majority of the Board. For this purpose, a “Continuing Director” shall mean: (A) the individuals who, at the Amendment Effective Date, constitute the Board; and (B) any new Directors (other than Directors designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii), or (iii) of this definition) whose appointment to the Board or nomination for election by Company shareholders was approved by a vote of at least two-thirds of the then-serving Continuing Directors.
If an Award is considered deferred compensation subject to the provisions of Code Section 409A, then the Administrator may include an amended definition of “Change of Control” in the Award agreement issued with respect to such Award as necessary to comply with, or as necessary to permit a deferral under, Code Section 409A.
(f)“Change of Control Price” means the highest of the following: (i) the Fair Market Value of the Shares, as determined on the date of the Change of Control; (ii) the highest price per Share paid in the Change of Control transaction; or (iii) the Fair Market Value of the Shares, calculated on the date of surrender of the relevant Award in accordance with Section 16(c), but this clause (iii) shall not apply if in the Change of Control transaction, or pursuant to an agreement to which the Company is a party governing the Change of Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.
(g)“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.
(h)“Committee” means the Compensation and Benefits Committee of the Board, or such other committee of the Board that is designated by the Board with the same or similar authority. The Committee shall consist only of Non-Employee Directors to the extent necessary for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor rule.
(i)“Company” means American Coastal Insurance Corporation (f/k/a United Insurance Holding Corp.), a Delaware corporation, or any successor thereto.
(j)“Director” means a member of the Board; “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.
(k) “Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other distributions paid with respect to a Share as described in Section 11(b).
(l)“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.
(m)“Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Stock is then traded, as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used.
If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator, in its discretion, will be used. If an actual sale of a Share occurs on the market, then the Company may consider the sale price to be the Fair Market Value of such Share.
(n)“Option” means the right to purchase Shares at a stated price for a specified period of time.
(o)“Participant” means an individual selected by the Administrator to receive an Award.
(p)“Performance Goals” means any goals the Administrator establishes that relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units, including without limitation any of the following: gross premiums written; gross premiums earned; net premiums written; net premiums earned; modeled probable maximum loss (“PML”); PML to premium ratios; modeled average annual loss (“AAL”); AAL to premium ratios; reinsurance costs; book value; revenue; cash flow; total shareholder return; dividends; debt; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net operating profit; net operating profit after taxes; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; return on average equity; return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; capital; cost of capital; cost of equity; cost of debt; taxes; market share; operating ratios; loss ratio, gross (losses and loss adjustment expenses relative to gross premiums earned); loss ratio, net (losses and loss adjustment expenses relative to net premiums earned); expense ratio (sum of all operating expenses less interest expense relative to net premiums earned); combined ratio (loss ratio, net plus the expense ratio; customer satisfaction; customer retention; customer loyalty; strategic business criteria based on meeting specified revenue goals; market penetration goals; investment performance goals; business expansion goals or cost targets; accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions; profit returns and margins; financial return ratios; market performance and/or risk-based capital goals or returns or a combination of the foregoing. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Administrator, will exclude the effects of the following: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions, dispositions or recapitalizations; (vii) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; (viii) extraordinary, unusual and/or non-recurring items of income, expense, gain or loss, as determined by the Administrator; (ix) realized capital gains and losses except for periodic settlements and accruals on non-hedge derivative instruments;(x) valuation changes on imbedded derivatives that are not hedged; (xi) after tax effect of catastrophe losses; (xii) any settlement, award or claim paid as a result of lawsuits or other proceedings brought against the Company or any one or more of its Subsidiaries or Affiliates regarding the scope and nature of coverage provided under an insurance policy issued by such company; and (xiii) assessments imposed by the Florida Insurance Guaranty Association and similar governmental or regulatory bodies. In addition, the Administrator may appropriately adjust any evaluation of performance under a Performance Goal to reflect any extraordinary or unforeseeable events that occur during a performance period, including without limitation any of the following: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).
(q)“Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved (or other requirements are met) as described in Section 8.
(r)“Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met) as described in Section 8.
(s)“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. § 1.409A-3(i)(5).
(t)“Plan” means this Amended and Restated American Coastal Insurance Corporation 2020 Omnibus Incentive Plan, as may be amended from time to time.
(u) “Restricted Stock” means a Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, as described in Section 8.
(v)“Restricted Stock Unit” means the right to receive a cash payment and/or Shares equal to the Fair Market Value of one Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, as described in Section 8.
(w) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.
(x)“Share” means a share of Stock.
(y)“Stock” means the Common Stock, par value $0.0001, of the Company.
(z)“Stock Appreciation Right” or “SAR” means the right to receive cash, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.
(aa)“Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

AMERICAN COASTAL INSURANCE CORPORATION 800 2ND AVENUE S. ST PETERSBURG, FL 33701	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 13, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 9, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ACIC2024
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 13, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 9, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V37657-P03877	KEEP THIS PORTION FOR YOUR RECORDS
__ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN COASTAL INSURANCE CORPORATION

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3:

1.	Election of Directors

	Nominees:

	To be elected for terms expiring in 2025:		For	Against	Abstain

	1a.	Alec L. Poitevint, II	5	5	5
		Class B Nominee
	1b.	Kern M. Davis, M.D.	5	5	5
		Class B Nominee
	1c.	William H. Hood, III	5	5	5
		Class B Nominee
	1d.	Sherrill W. Hudson	5	5	5
		Class B Nominee
	1e.	Patrick F. Maroney	5	5	5
		Class B Nominee						For	Against	Abstain
	2.	Approval of American Coastal Insurance Corporation's Amended and Restated 2020 Omnibus Incentive Plan.						5	5	5

	2.	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.						5	5	5

		NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

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                                                    V13793-Z85073

AMERICAN COASTAL INSURANCE CORPORATION
Annual Meeting of Stockholders
May 14, 2024 1:00 p.m. Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICAN COASTAL INSURANCE CORPORATION

The undersigned hereby appoints B. Bradford Martz and Brooke Adler, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of American Coastal Insurance Corporation Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholder(s) of the Company to be held May 14, 2024 or any adjournment thereof, with all power which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

(Continued and to be marked, dated and signed, on the other side)